As filed with the United States Securities and Exchange Commission on July 12, 2001.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Superior Energy Services, Inc.

SESI, L.L.C.
1105 Peters Road, L.L.C.
Ace Rental Tools, L.L.C.
Blowout Tools, Inc.
Nautilus Pipe & Tool Rental, L.L.C.
Connection Technology, L.L.C.
Drilling Logistics, L.L.C.
Environmental Treatment Investments, L.L.C.
F. & F. Wireline Service, L.L.C.
Fastorq, L.L.C.
H.B. Rentals, L.C.
Hydro-Dynamics Oilfield Contractors, Inc.
International Snubbing Services, L.L.C.
Non-Magnetic Rental Tools, L.L.C.
Oil Stop, L.L.C.
Production Management Industries, L.L.C.
Stabil Drill Specialties, L.L.C.
Sub-Surface Tools, L.L.C.
Superior Energy Services, L.L.C.
SELIM LLC
SEGEN LLC
SE Finance LP
Tong Rentals and Supply Company, L.L.C.
Wild Well Control, Inc.

(Exact name of each registrant as specified in its charter)

Delaware	1389	75-2379388
Delaware	1389	76-0664124
Louisiana	1389	76-0664198
Louisiana	7359	76-0664126
Texas	7359	76-0111962
Louisiana	7359	76-0664127
Louisiana	3533	76-0664128
Louisiana	3533	76-0664199
Louisiana	1389	76-0664200
Louisiana	1389	76-0664129
Louisiana	7359	76-0664133
Louisiana	7359	72-1307291
Louisiana	1389	72-1301473
Louisiana	1389	76-0664134
Louisiana	1389	76-0664213
Louisiana	4959	76-0664136
Louisiana	1389	76-0664137
Louisiana	7359	76-0664138
Louisiana	7359	76-0664195
Delaware	1389	76-0664196
Delaware	1389	72-1491884
Delaware	1389	72-1491885
Louisiana	1389	76-0668090
Louisiana	7359	76-0664214
Texas	1389	74-1873477
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification Number)

1105 Peters Road
Harvey, Louisiana 70058
(504) 362-4321
(Address, including zip code, and telephone number,
including area code, of each registrant's principal executive offices)

Robert S. Taylor
Chief Financial Officer
Superior Energy Services, Inc.
1105 Peters Road
Harvey, Louisiana 70058
(504) 362-4321
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to: William B. Masters, Esq. Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Avenue, 51st Floor New Orleans, Louisiana 70170 (504) 582-8000 Fax: (504) 582-8012

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

            If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. 9

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. 9

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed Maximum Aggregate Offering Price(1)	Amount of registration fee
Senior Notes due 2011	$ 200,000,000	100%	$ 200,000,000	$ 50,000
Guarantees of Senior Notes due 2011	$ 200,000,000	100%	$ 200,000,000	(2)

(1)            Determined solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2)            Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securiites and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 12, 2001

Prospectus

(Superior logo)

SESI, L.L.C.

Offer to Exchange
$200,000,000 Registered 8 7/8% Senior Notes Due May 15, 2011
for
All Outstanding Unregistered 8 7/8% Senior Notes Due May 15, 2011

___________________________

            We are offering to exchange 8 7/8% senior notes due May 15, 2011 that we have registered under the Securities Act of 1933 for all outstanding 8 7/8% senior notes due May 15, 2011. We refer to these registered notes as the exchange notes and all outstanding 8 7/8% senior notes due May 15, 2011 as the outstanding notes.

            In this prospectus we refer to the exchange notes and the outstanding notes collectively as the notes.

THE EXCHANGE OFFER
  We hereby offer to exchange all outstanding notes that are validly tendered and not withdrawn for an equal principal amount of exchange notes which are registered under the Securities Act of 1933.
  The exchange offer will expire at 5:00 p.m. New York City time, on ,            2001, unless extended.
  You may withdraw tenders of your outstanding notes at any time before the exchange offer expires.
  We will issue the exchange notes promptly after the exchange offer expires.
  We believe that the exchange of outstanding notes will not be a taxable event for federal income tax purposes, but you should read "Certain U.S. Federal Income Tax Consequences" beginning on page 79 for more information.
  We will not receive any proceeds from the exchange offer.
  No public market currently exists for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

            Investing in the exchange notes involves risks that we describe in the "Risk Factors" section beginning on page 10.

___________________________

            Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

___________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the exchange notes or passed on the adequacy or accuracy of this prospectus and any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2001.

_______________

TABLE OF CONTENTS

Page	Page
Where You Can Find More Information	ii	The Exchange Offer	28
Forward-Looking Statements	ii	Description Of The Notes	37
Summary	1	Description Of Other Indebtedness	78
Risk Factors	10	Certain United States Federal Income
Use Of Proceeds	20	Tax Consequences	79
Capitalization	20	Plan Of Distribution	83
Unaudited Pro Forma Financial Data	21	Legal Matters	83
Selected Consolidated Financial Data	26	Experts	83

WHERE YOU CAN FIND MORE INFORMATION

            This prospectus is part of a registration statement on Form S-4 that we have filed with the Securities and Exchange Commission (the "SEC"). You should rely only on information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of those documents.

            Our parent company, Superior Energy Services, Inc. ("Superior Energy"), is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files reports and other information with the SEC. These reports and other information filed with the SEC can be inspected, and copies may be obtained, at the Public Reference Room of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates, as well as at the following regional offices of the SEC: Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Information on the operation of the Public Reference Room of the SEC may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that we have filed electronically with the SEC.

            The SEC allows the "incorporation by reference" of information filed with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that Superior Energy files with the SEC automatically updates and supersedes older information. Superior Energy has previously filed the following documents with the SEC and we are incorporating them by reference into this prospectus.

    Superior Energy's annual report on Form 10-K for the year ended December 31, 2000 (filed March 27, 2001);

    Superior Energy's quarterly report on Form 10-Q for the quarter ended March 31, 2001 (filed May 14, 2001); and

    Superior Energy's current reports on Form 8-K filed on February 21, 2001, April 18, 2001, May 3, 2001, May 3, 2001 and May 24, 2001.

             We also incorporate by reference all documents which Superior Energy may file with the SEC after the date of this prospectus and prior to the termination of any offering of securities offered by this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

            At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies of these documents by contacting us at: Superior Energy Services, Inc., 1105 Peters Road, Harvey, Louisiana 70058 (telephone number: (504) 362-4321), Attention: Investor Relations.

FORWARD-LOOKING STATEMENTS

            This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions in this prospectus to identify forward-looking statements. These forward-looking statements are based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. Accordingly, any such statements are qualified in their entity by reference to the key factors described under the caption "Risk Factors" and elsewhere in this prospectus.

            We caution that the factors described in this prospectus could cause actual results to differ materially from those expressed in any of our forward-looking statements and that investors should not place undue reliance on those statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SUMMARY

            This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before making a decision to exchange the outstanding notes for the exchange notes. Unless otherwise indicated in this prospectus or the context otherwise requires all references in this prospectus to "Superior," the "Company," "us," "our," or "we" are to SESI, L.L.C., its subsidiaries and its parent company, Superior Energy Services, Inc. References to "Superior Energy" are to Superior Energy Services, Inc.

The Company

            We are a leading provider of specialized oilfield services and equipment focused on serving the production-related needs of oil and gas companies in the Gulf of Mexico. We believe that we are one of the few companies in the Gulf of Mexico capable of providing almost all of the post wellhead products and services necessary to maintain offshore producing wells as well as plug and abandonment services at the end of their life cycle. We believe that our ability to provide our customers with multiple services and to coordinate and integrate their delivery allows us to maximize efficiency, reduce lead time and provide cost-effective services for our customers.

            Over the past several years, we have significantly expanded the geographic scope of our operations and the range of production-related services we provide through both internal growth and strategic acquisitions. Recent acquisitions have expanded our geographic focus to select international markets and added complementary product and service offerings. We provide a full range of products and services for our customers, including rental tools, well services, wireline services, marine services, field management services and environmental and other services.

            Our principal offices are located at 1105 Peters Road, Harvey, Louisiana 70058, telephone number (504) 362-4321.

THE ORIGINAL OFFERING

            The outstanding notes were issued on May 2, 2001 as part of a private offering. The outstanding notes were sold to Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Raymond James & Associates, Inc. and Banc One Capital Markets, Inc., as the initial purchasers (the "Initial Purchasers"). The Initial Purchasers sold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the "Securities Act") and to persons in offshore transactions in reliance on Regulation S under the Securities Act.

THE EXCHANGE OFFER
Securities Offered

We are offering to exchange the outstanding notes for the exchange notes in the aggregate principal amount of up to $200,000,000. The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the same indenture as the outstanding notes. The terms of the exchange notes and outstanding notes are identical in all material respects, except that (i) interest on the exchange notes shall accrue from the last date on which interest was paid or duly provided for on the outstanding notes, or, if no such interest has been paid, from May 2, 2001, and (ii) the transfer restrictions on the outstanding notes shall be eliminated.

The Exchange Offer

The exchange notes are being offered in exchange for a like principal amount of outstanding notes. The outstanding notes may be exchanged only in integral multiples of $1,000. The issuance of the exchange notes is intended to satisfy our obligations contained in a registration rights agreement between us and the Initial Purchasers.

Resale of Exchange Notes

Based on interpretive letters of the SEC staff to third parties, we believe that you may resell and transfer the exchange notes issued pursuant to the Exchange Offer in exchange for outstanding notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  you are acquiring the exchange notes in the ordinary course of your business;
  you have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and
  you are not our affiliate as defined under Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

Broker-dealers that acquired outstanding notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer in exchange for outstanding notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the exchange notes and provide us with a signed acknowledgment of this obligations.

Expiration Date	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2001, or such later date and time to which it is extended by us in our sole discretion. See "The Exchange Offer."

Conditions to the Exchange Offer

Our obligation to consummate the Exchange Offer is subject to certain customary conditions. See "The Exchange Offer." We reserve the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date therefor upon the occurrence of any such condition.

Withdrawal Right

Tenders may be withdrawn at any time prior to the Expiration Date. Any outstanding notes not accepted for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer."

Procedure for Tendering Outstanding Notes

We issued the outstanding notes as global securities in fully registered form without coupons. Beneficial interests in the outstanding notes which are held by direct or indirect participants in The Depository Trust Company through uncertificated depositary interests are shown on, and transfers of the outstanding notes can be made only through, records maintained in book-entry form by DTC with respect to its participants. If you are a holder of an outstanding note held in the form of a book-entry interest and you wish to tender your outstanding notes for exchange pursuant to the Exchange Offer, you must transmit to the Exchange Agent, on or prior to the expiration of the Exchange Offer either:

  a written or facsimile copy of a properly completed and executed Letter of Transmittal and all other required documents to the address set forth on the cover page of the Letter of Transmittal; or
  a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal.

The Exchange Agent must also receive on or prior to the expiration of the Exchange Offer either:

  a timely confirmation of book-entry transfer of your outstanding notes into the Exchange Agent's account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under "The Exchange Offer -- Exchange Offer Procedures -- Book-Entry Transfer"; or
  the documents necessary for compliance with the guaranteed delivery procedures described below.

Procedures for Tendering Certificated Outstanding Notes

If you are a holder of book-entry interests in the outstanding notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. No certificated outstanding notes are issued and outstanding as of the date of this prospectus. If you acquire certificated outstanding notes prior to the expiration of the Exchange Offer, you must tender your certificated outstanding notes in accordance with the procedures described in this prospectus under the heading "The Exchange Offer -- Exchange Offer Procedures -- Certificated Outstanding Notes."

Special Procedures for Beneficial Owners

If you are the beneficial owner of outstanding notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your outstanding notes, you should promptly contact the person in whose name your outstanding notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the person in whose name your outstanding notes are registered. The transfer of registered ownership may take considerable time and it may not be possible to complete prior to the Expiration Date.

Guaranteed Delivery Procedures

Holders of outstanding notes who wish to tender their outstanding notes and whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their outstanding notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Exchange Offer Procedures."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the Exchange Offer.

Exchange Agent	The Bank of New York is serving as the Exchange Agent in connection with the Exchange Offer.

United States Federal Income Tax Consequences

The exchange of outstanding notes pursuant to the Exchange Offer should not be a taxable event for United States federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations -- The Exchange Offer."

Effect on Holders of Outstanding Notes

As a result of the making of this Exchange Offer, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of this Exchange Offer, we will have fulfilled a covenant contained in the registration rights agreement between us and the Initial Purchasers and, accordingly, the holders of the outstanding notes will have no further registration or other rights under the Registration Rights Agreement, except under certain limited circumstances. See "The Exchange Offer -- Terms of the Exchange." Holders of the outstanding notes who do not tender their outstanding notes in the Exchange Offer will continue to hold such outstanding notes and will be entitled to all rights and limitations thereto under the indenture. All untendered, and tendered but unaccepted, outstanding notes will continue to be subject to the restrictions on transfer provided for in such outstanding notes and the indenture. To the extent outstanding notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the outstanding notes could be adversely affected. See "Risk Factors -- Outstanding notes not exchanged for exchange notes will continue to be subject to restrictions on transfer and may become less liquid."

TERMS OF THE NOTES
Issuer	SESI, L.L.C.

Notes Offered	$200.0 million principal amount of 8 7/8% senior notes due May 15, 2011.

Issue Price	100% plus accrued interest, if any, from May 2, 2001.

Interest Rate and Payment Date	8 7/8% per annum payable on each May 15 and November 15, commencing on November 15, 2001.

Maturity Date	May 15, 2011.

Ranking	The notes are our unsecured senior obligations and will rank equally with all of our existing and future unsecured senior indebtedness.

Optional Redemption

We may redeem the notes on or after May 15, 2006. Prior to May 15, 2004 we may redeem up to 35% of the notes at 108.875% from the proceeds of certain equity offerings. See "Description of the Notes -- Optional Redemption."

Guarantees

The payment of the principal, interest and premium on the notes are fully and unconditionally guaranteed by Superior Energy and our domestic subsidiaries that are not unrestricted subsidiaries. Superior Energy currently conducts no business and has no significant assets other than its ownership interest in us, which is pledged to secure Superior Energy's obligations under its guarantee of our bank credit facility. Our foreign subsidiaries will generally not, and our subsidiaries designated as unrestricted subsidiaries will not, be required to provide guarantees. See "Description of the Notes -- Guarantees."

Certain Covenants

The indenture governing the notes limits what we, Superior Energy and our subsidiaries that are neither unrestricted subsidiaries nor foreign exempt subsidiaries do. The provisions of the indenture limit our, Superior Energy's and such subsidiaries' ability, among other things, to:

  incur additional indebtedness;
  pay dividends or make distributions or other restricted payments;

  create liens;
  transfer or sell assets;
  enter into restrictions on the transfer of assets and payments of dividends from our subsidiaries;
  sell or issue capital stock of us and our subsidiaries;
  engage in sale and leaseback transactions;
  engage in transactions with affiliates; and
  consolidate, merge or transfer all or substantially all of our assets.

See "Description of the Notes -- Certain Covenants."

Change of Control

If we or Superior Energy experiences a change of control (as defined in the "Description of Notes" section of this prospectus), we must give holders of the notes the opportunity to sell to us their notes at 101% of the principal amount plus accrued and unpaid interest. See "Description of the Notes -- Change of Control."

Trading	The notes are traded in The Portal(SM) Market, a subsidiary of the Nasdaq Stock Market, Inc. ("PORTAL"). See "Plan of Distribution."

            You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus before tendering your outstanding notes in the Exchange Offer.

Summary Consolidated Financial Data

            We present below our summary consolidated financial data for the periods indicated. We derived the historical data from our audited consolidated financial statements, which for the years ended December 31, 2000 and 1999 have been audited by KPMG LLP, independent auditors, and for the years ended December 31, 1998, 1997 and 1996 have been audited by Ernst & Young LLP, independent auditors. The summary consolidated financial data as of and for the three months ended March 31, 2001 and 2000 are derived from our unaudited consolidated financial statements. In our opinion, the unaudited consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the financial condition and results of operations for the periods. Results from interim periods should not be considered indicative of results for any other periods or for the year.

            When we acquired Cardinal Holding Corp. ("Cardinal") on July 15, 1999, the transaction was treated for accounting purposes as if Cardinal acquired us. Because we were the company being "acquired" for accounting purposes, financial information for periods prior to the merger represents the results of Cardinal's operations, and financial information for periods following the merger represents the results of the combined companies. Cardinal's historical operating results were substantially different than ours for the same periods and reflected substantial non-cash and extraordinary charges associated with a recapitalization and refinancing. Consequently, analyzing prior period results to determine or estimate our future operating potential would not provide meaningful information.

            The data presented below should be read together with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements included elsewhere in this prospectus.

						Three Months Ended March 31,
	Years Ended December 31,

	2000	1999	1998	1997	1996	2001	2000

	(Dollars in thousands)
Statements of Operations Data:
Revenues	$ 257,502(1)	$ 113,076(2)	$ 82,223(3)	$ 63,412	$ 48,128	$ 91,256	$ 47,274
Income from operations	43,359	10,016	15,558	15,285	8,348	21,551	5,464
Income (loss) before extraordinary losses and cumulative effect of change in accounting principle	19,881	(2,034)	1,203	4,321	2,894	10,880	1,588
Extraordinary losses, net	(1,557)(4)	(4,514)(5)	(10,885)(6)	--	--	--	--
Cumulative effect of change in accounting principle, net	--	--	--	--	--	2,589(9)	--
Net income (loss)	18,324	(6,548)	(9,682)	4,321	2,894	13,469	1,588
Other Financial Data:
EBITDA(7)	$ 65,614	$ 22,641	$ 22,080	$ 18,342	$ 11,742	$ 28,320	$ 10,201
EBITDA margin(8)	25.5%	20.0%	26.9%	28.9%	24.4%	31.0%	21.6%
Capital expenditures	57,257	9,179	19,039	18,980	3,346	19,023	8,587
Cash provided by operating activities	30,567	14,465	3,594	9,268	7,444	13,096	7,019
Cash used for investing activities	110,714	13,293	38,712	16,572	5,842	18,429	8,587
Cash provided by (used in) financing activities	76,383	6,425	35,539	7,151	2,293	2,959	(3,175)
Balance Sheet Data (end of period):
Cash and cash equivalents	$ 4,254	$ 8,018	$ 421	$ --	$ 153	$ 1,880	$ 3,275
Property and equipment, net	202,498	134,723	60,328	43,737	28,986	216,814	138,594
Total assets	430,676	282,255	107,961	62,386	43,928	454,465	278,515
Long-term debt, less current portion	146,393	117,459	120,210	31,297	24,260	144,118	117,380
Stockholders' equity (deficit)	206,247	121,487	(39,940)	5,645	4,197	221,145	123,489

__________

            (1)             In the year ended December 31, 2000, we made several acquisitions for $42.5 million in initial cash consideration, plus up to approximately $22.1 million for these acquisitions payable during the three years following each such acquisition. Additional consideration, if any, payable as a result of these acquisitions will be based upon the respective company's average EBITDA (earnings before interest, income taxes, depreciation and amortization expense) less certain adjustments. These acquisitions have been accounted for as purchases, and the results of operations have been included from the respective company's acquisition date.

            (2)             On July 15, 1999, we acquired Cardinal through a stock for stock merger. The merger was accounted for as a reverse acquisition which has resulted in the adjustment of our net assets existing at the time of the merger to their estimated fair value as required by the rules of purchase accounting. Our operating results have been included from July 15, 1999. We made another acquisition in November 1999 for approximately $2.9 million in cash and 597,000 shares of our common stock that was accounted for as a purchase.

            (3)             In 1998, Cardinal acquired three companies for an aggregate purchase price of $24.1 million in cash and stock. Each of these acquisitions was accounted for using the purchase method and the operating results of the acquired companies were included from their respective acquisition dates.

            (4)             We refinanced our indebtedness in October 2000 resulting in an extraordinary loss of $1.6 million, net of a $1.0 million income tax benefit, which included the write-off of unamortized debt acquisition costs.

            (5)             In July 1999, in connection with the Cardinal acquisition, we refinanced our combined debt resulting in an extraordinary loss of $4.5 million, net of a $2.1 million income tax benefit.

            (6)             In 1998, Cardinal completed a recapitalization and refinancing which was funded through debt and equity investments resulting in an extraordinary loss of $10.9 million, net of a $214,000 income tax benefit.

            (7)             "EBITDA," as used here, is operating income before interest expense, taxes, depreciation, amortization and extraordinary losses. We have included certain information concerning EBITDA because we believe that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation as a substitute for net income, cash flows or other consolidated or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. While EBITDA is frequently used as a measure of operations and ability to meet debt service requirements, it is not necessarily comparable to similarly titled captions of other companies due to differences in methods of calculation.

            (8)             EBITDA as a percentage of revenues for the period indicated.

            (9)             On January 1, 2001, we changed depreciation methods from the straight-line method to the units-of-production method on our liftboat fleet to more accurately reflect the wear and tear of normal use. As a result of the change, we recorded for the quarter ended March 31, 2001 a cumulative effect of the change in accounting principle of $2.6 million, net of taxes of $1.7 million, or $0.04 per share.

RISK FACTORS

            Before you decide to participate in the Exchange Offer, you should carefully consider these risk factors, as well as the other information contained, or incorporated by reference, in this prospectus.

Risks relating to the Exchange Offer

Outstanding notes not exchanged for exchange notes will continue to be subject to restrictions on transfer and may become less liquid.

            Holders of outstanding notes who do not exchange their outstanding notes for exchange notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such outstanding notes as set forth in the legend thereon as a consequence of the issuance of the outstanding notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act.

            Because we anticipate that most holders of outstanding notes will elect to exchange their outstanding notes, we expect that the liquidity of the market for any outstanding notes remaining after the completion of the Exchange Offer may be substantially limited. The liquidity of the market for any outstanding notes could be adversely affected.

Restrictions and conditions may apply to the transfer of exchange notes under certain circumstances.

            Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that exchange notes issued pursuant to the Exchange Offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such exchange notes. However, we do not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the Exchange Offer, such holder (i) cannot rely on the applicable interpretations of the staff of the SEC and (ii) must comply with registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than outstanding notes acquired directly from the Company). We have agreed that, for a period of the lesser of 180 days following the consummation of the Exchange Offer or the date on which all such broker-dealers have sold all exchange notes held by them, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

            In addition, to comply with the securities laws of certain jurisdictions, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of such states as any holder of the exchange notes reasonably requests in writing.

Your outstanding notes may not be accepted for exchange if you fail to timely transmit a Letter of Transmittal in accordance with the terms of the Exchange Offer.

            To participate in the Exchange Offer and avoid the restrictions on transfer of the outstanding notes, holders of outstanding notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date. See "The Exchange Offer -- Expiration Date." In addition, either (i) certificates for such outstanding notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer of such outstanding notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described herein. See "The Exchange Offer."

Risks relating to the notes

Our substantial leverage and debt service obligations may adversely affect our cash flow and our ability to make payments on the notes.

            We have a substantial amount of debt. After giving effect to the offering of the outstanding notes, assuming it had taken place on March 31, 2001, we would have had total debt of $250.7 million and stockholders' equity of $221.1 million.

            Our high level of debt could have important consequences for you, including the following:

  we may have difficulties borrowing money in the future for acquisitions or other purposes;

  we will need to use a large portion of the money we earn to pay principal and interest on our bank credit facility, the notes and other debt which will reduce the amount of money we have to finance our operations and other business activities;

  debt under our bank credit facility will be secured and will mature prior to the notes;

  we may have a much higher level of debt than some of our competitors which may put us at a competitive disadvantage;

  our debt level makes us more vulnerable to economic downturns and adverse developments in our business;

  our debt level could limit our ability to fund future working capital, capital expenditures and other general corporate requirements; and

  our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

            We expect to obtain the money to pay our expenses and to pay the principal and interest on the notes, our bank credit facility and other debt from our operations. Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as the level of oilfield activity in the Gulf of Mexico and along the Gulf Coast, economic conditions and governmental regulation. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow more money or raise equity. We cannot assure you that we will be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all.

Despite our current level of indebtedness, we, our parent company and our subsidiaries will be able to incur substantially more debt.

            We, our parent company and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes contains restrictions on the incurrence of additional indebtedness by us, our parent company and our subsidiaries, these restrictions are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Our amended bank credit facility provides for additional indebtedness of up to $120.0 million, and because that indebtedness is secured by substantially all of our, our parent company's and our subsidiaries' assets, it effectively is senior to the notes, to the extent of the value of the assets securing that indebtedness. To the extent new debt is added to our, our parent company's and our subsidiaries' currently anticipated debt levels, the substantial risks described above would increase.

The guarantees may not be enforceable, and there may be limitations on our ability to receive distributions from the guarantors.

            We conduct all our operations through our subsidiaries. We are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations. Generally, creditors of a subsidiary will have a claim to the assets and earnings of that subsidiary that is superior to the claims of creditors of its parent company, except to the extent the claims of the parent's creditors are guaranteed by the subsidiary. Although the subsidiary guarantees provide the holders of the notes with a direct claim against the assets of the subsidiary guarantors, enforcement of the subsidiary guarantees and the parent guaranty may be subject to legal challenge in a bankruptcy or a reorganization case or a lawsuit by or on behalf of creditors of the such guarantors and would be subject to certain defenses available to guarantors generally. If the guarantees are not enforceable, the notes would be effectively junior in ranking to all liabilities of the guarantors, including trade payables of such guarantors. As of March 31, 2001, on a pro forma basis, our subsidiary guarantors had total liabilities, excluding liabilities owed to us and guarantees of our indebtedness, of $63.9 million and our parent company had total liabilities, excluding liabilities owed to us and guarantees of our indebtedness, of $2.4 million.

            Although the indenture will limit the ability of our subsidiary guarantors to incur indebtedness and issue preferred stock, there are certain significant qualifications and exceptions.

            In addition, the ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, agreements of the subsidiaries. Although the indenture limits the ability of the subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, the limitations are subject to a number of significant qualifications and exceptions.

Claims of creditors of our non-guarantor subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over your claims.

            Our domestic subsidiaries that are designated unrestricted subsidiaries and our foreign corporate subsidiaries that are designated exempt foreign subsidiaries are not guaranteeing the notes. Less than two-thirds of the capital stock of our foreign subsidiaries is pledged to secure our obligations under our bank credit facility. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness or guaranties issued by such subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of its parent company, including holders of the notes. As of March 31, 2001, after giving effect to the offering of the outstanding notes and eliminating intercompany activity, the non-guarantor subsidiaries would have had approximately $3.0 million of liabilities and would have held approximately 2.5% of our consolidated assets. During the three months ended March 31, 2001, the non-guarantor subsidiaries would have generated approximately 4.0% of our consolidated revenues.

 Superior Energy, our parent company, does not have any resources to support its guarantee of the notes.

            Although Superior Energy has guaranteed the notes on a senior basis, it currently conducts no business and has no significant assets other than being our sole member. Since Superior Energy has pledged its membership interest in us to secure its guaranty of our obligations under our bank credit facility, there are currently no unencumbered assets supporting Superior Energy's guaranty of the notes. Superior Energy's guaranty of the notes is effectively subordinated in right of payment to the guaranty by Superior Energy of our obligations under our bank credit facility, to the extent of the value of all assets pledged by Superior Energy to secure our bank credit facility.

Our assets are pledged to secure payment of our bank credit facility.

            Our obligations under the notes are unsecured while our obligations under our bank credit facility are secured. We have granted the lenders under our bank credit facility security interests in substantially all of our current and future assets and the current and future assets of our domestic subsidiaries, including a pledge of our ownership interests in our subsidiaries. If we default under our bank credit facility, the lenders will have a superior claim on our assets. If we were unable to repay this indebtedness, the lenders could foreclose on our assets to your exclusion, even if an event of default exists under the indenture at such time.

We are subject to restrictive debt covenants.

            The indenture contains covenants with respect to us, our parent company and our subsidiaries that are neither unrestricted subsidiaries nor foreign exempt subsidiaries that restrict our, our parent company's and such subsidiaries' ability, among other things, to:

  incur additional indebtedness;

  pay dividends or make distributions or other restricted payments;

  create liens;

  transfer or sell assets;

  enter into restrictions on the transfer of assets and payments of dividends from our subsidiaries;

  sell or issue capital stock of us and our subsidiaries;

  engage in sale and leaseback transactions;

  engage in transactions with affiliates; and

  consolidate, merge and transfer all or substantially all of our assets.

            In addition, our bank credit facility contains other and more restrictive covenants and prohibits us and our parent company from prepaying our other indebtedness, including the notes, while we have indebtedness under our bank credit facility outstanding. Our bank credit facility also requires us to maintain specified financial ratios.

            Our ability to meet those financial ratios can be affected by events beyond our control, and we cannot assure you that we will meet those ratios. A breach of any of these covenants, ratios or restrictions could result in an event of default under our bank credit facility. Upon the occurrence of an event of default under our bank credit facility, the lenders could elect to declare all amounts outstanding under our bank credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure the indebtedness. If the lenders under our bank credit facility accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the notes.

U.S. bankruptcy or fraudulent conveyance laws may interfere with the payment of the notes and the guarantees by our subsidiaries and parent company.

            Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes and any guarantees issued by our subsidiaries and parent company could be voided or subordinated to all of our other debt if, among other things, we or any such guarantor:

  incurred the debt or guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

  received less than reasonably equivalent value or fair consideration for incurring the debt or guarantee and were insolvent or were rendered insolvent by reason of the incurrence;

  were engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on our business;

  intended to incur, or believed that we or it would incur, debts beyond our or its ability to pay as these debts matured; or

  were a defendant in an action for money damages, or had a judgment for money damages docketed against us or it if, in either case, after final judgment the judgment was unsatisfied.

            The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction that is being applied in any proceeding. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the indebtedness, either:

  the sum of the debtor's debts, including contingent liabilities, is greater than the debtor's assets at fair valuation; or

  the present fair saleable value of the debtor's assets is less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

            On the basis of our analysis of internal cash flow projections, estimated values of our assets and liabilities and other factors, we believe that at the time we initially incur indebtedness represented by the notes and our parent and subsidiaries issue their guarantees, we and they:

  will not be insolvent nor be rendered insolvent as a result of the issuance of the notes or the guarantees;

  will be in possession of sufficient capital to run our business effectively;

  will be incurring debts within our ability to pay as they mature or become due; and

  will be able to satisfy a final judgment for money damages docketed against us.

            We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court passing on these questions would reach the same conclusions.

We may be unable to repurchase the notes when we are required to do so.

            If a change of control occurs with respect to us or our parent company or in the event of specified types of asset sales by us, holders of the notes may require us to repurchase all or a portion of their notes. We may not have sufficient funds or may be unable to arrange for additional financing to pay these amounts when they become due, particularly since part or all of our other indebtedness will become due upon the occurrence of these events.

            In addition, a change of control or a failure to make the required repurchase of the notes would constitute a default under our existing credit facility, and could result in the acceleration of that debt, in which case we would have to repurchase the notes as well as repay our bank credit facility in full.

There may be no public market for the notes being offered.

            We do not presently intend to apply for listing of the notes on any securities exchange. There is currently no public market for the notes and we cannot assure you as to:

  the liquidity of any such market that may develop;

  your ability to sell your notes; or

  the price at which you would be able to sell your notes.

            The Initial Purchasers have advised us that they presently intend to make a market in the notes. The initial purchasers are not obligated, however, to make a market in the notes, and they may discontinue any such market-making at any time at their sole discretion. In addition, any market-making activity may be limited during the pendency of the Exchange Offer or the effectiveness of a shelf registration statement. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. If such a market were to exist, the notes could trade at prices that may be lower than the principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance.

Risks relating to our business

We are subject to the cyclical influences of the oil and gas industry.

            Our business depends primarily on the level of activity by the oil and gas companies in the Gulf of Mexico and along the Gulf Coast. This level of activity has traditionally been volatile as a result of fluctuations in oil and natural gas prices and their uncertainty in the future. The purchases of the products and services we provide are, to a substantial extent, deferrable in the event oil and gas companies reduce capital expenditures. Therefore, the willingness of our customers to make expenditures is critical to our operations. The levels of such capital expenditures are influenced by:

  oil and gas prices and industry perceptions of future prices;

  the cost of exploring for, producing and delivering oil and gas;

  the ability of oil and gas companies to generate capital;

  the sale and expiration dates of offshore leases;

  the discovery rate of new oil and gas reserves; and

  local and international political and economic conditions.

            Although activity levels in production and development sectors of the oil and gas industry are less immediately affected by changing prices, and, as a result, less volatile than the exploration sector, producers generally react to declining oil and gas prices by reducing expenditures. This has, in the past, and may, in the future, adversely affect our business. We are unable to predict future oil and gas prices or the level of oil and gas industry activity. A prolonged low level of activity in the oil and gas industry will adversely affect the demand for our products and services and our financial condition and results of operations.

We are vulnerable to the potential difficulties associated with rapid expansion.

            We have grown rapidly over the last several years through internal growth and acquisitions of other companies. We believe that our future success depends on our ability to manage the rapid growth that we have experienced and the demands from increased responsibility on our management personnel. The following factors could present difficulties to us:

  lack of sufficient executive-level personnel;

  increased administrative burden; and

  increased logistical problems common with large, expansive operations.

            If we do not manage these potential difficulties successfully, our operating results could be adversely affected. The historical financial information herein is not necessarily indicative of the results that would have been achieved had we been operated on a fully integrated basis or the results that may be realized in the future.

Our inability to control the inherent risks of acquiring businesses could adversely affect our operations.

            Acquisitions have been and we believe will continue to be a key element of our business strategy. We cannot assure you that we will be able to identify and acquire acceptable acquisition candidates on terms favorable to us in the future. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. Such additional debt service requirements may impose a significant burden on our results of operations and financial condition. The issuance of additional equity securities could result in significant dilution to our stockholders. We cannot assure you that we will be able to successfully consolidate the operations and assets of any acquired business with our own business. Acquisitions may not perform as expected when the acquisition was made and may be dilutive to our overall operating results. In addition, our management may not be able to effectively manage our increased size or operate a new line of business.

We are susceptible to adverse weather conditions in the Gulf of Mexico.

            Our operations are directly affected by the seasonal differences in weather patterns in the Gulf of Mexico. These differences may result in increased operations in the spring, summer and fall periods and a decrease in the winter months. The seasonality of oil and gas industry activity as a whole in the Gulf Coast region also affects our operations and sales of equipment. Weather conditions generally result in higher drilling activity in the spring, summer and fall months with the lowest activity in winter months. The rainy weather, hurricanes and other storms prevalent in the Gulf of Mexico and along the Gulf Coast throughout the year may also affect our operations. Accordingly, our operating results may vary from quarter to quarter, depending on factors outside of our control. As a result, full year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

We depend on significant customers.

            We derive a significant amount of our revenue from a small number of major and independent oil and gas companies. Our inability to continue to perform services for a number of our large existing customers, if not offset by sales to new or other existing customers, could have a material adverse effect on our business and operations.

Our industry is highly competitive.

            We compete in highly competitive areas of the oil field services industry. The products and services of each of our principal industry segments are sold in highly competitive markets, and our revenues and earnings may be affected by the following factors:

  changes in competitive prices;

  fluctuations in the level of activity in major markets;

  an increased number of liftboats in the Gulf of Mexico;

  general economic conditions; and

  governmental regulation.

            We compete with the oil and gas industry's largest integrated oil field services providers. We believe that the principal competitive factors in the market areas that we serve are price, product and service quality, availability and technical proficiency.

            Our operations may be adversely affected if our current competitors or new market entrants introduce new products or services with better features, performance, prices or other characteristics than our products and services. Further, additional liftboat capacity in the Gulf of Mexico would increase competition for that service. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations and financial condition. Finally, competition among oil field service and equipment providers is also affected by each provider's reputation for safety and quality. Although we believe that our reputation for safety and quality service is good, you cannot be sure that we will be able to maintain our competitive position.

The dangers inherent in our operations and the potential limits on insurance coverage could expose us to potentially significant liability costs.

            Our operations involve the use of liftboats, heavy equipment and exposure to inherent risks, including equipment failure, blowouts, explosions and fire. In addition, our liftboats are subject to operating risks such as catastrophic marine disaster, adverse weather conditions, mechanical failure, collisions, oil and hazardous substance spills and navigation errors. The occurrence of any of these events could result in our liability for personal injury and property damage, pollution or other environmental hazards, loss of production or loss of equipment. In addition, certain of our employees who perform services on offshore platforms and vessels are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws make the liability limits established by state workers' compensation laws inapplicable to these employees and instead permit them or their representatives to pursue actions against us for damages for job-related injuries. In such actions, there is generally no limitation on our potential liability.

            Any litigation arising from a catastrophic occurrence involving our services or equipment could result in large claims for damages. The frequency and severity of such incidents affect our operating costs, insurability and relationships with customers, employees and regulators. Any increase in the frequency or severity of such incidents, or the general level of compensation awards with respect to such incidents, could affect our ability to obtain projects from oil and gas companies or insurance. We maintain what we believe is prudent insurance protection. However, we cannot assure that we will be able to maintain adequate insurance in the future at rates we consider reasonable or that our insurance coverage will be adequate to cover future claims that may arise. Successful claims for which we are not fully insured may adversely affect our working capital and profitability.

The nature of our industry subjects us to compliance with regulatory and environmental laws.

            Our business is significantly affected by state and federal laws and other regulations relating to the oil and gas industry and by changes in such laws and the level of enforcement of such laws. We are unable to predict the level of enforcement of existing laws and regulations, how such laws and regulations may be interpreted by enforcement agencies or court rulings, or whether additional laws and regulations will be adopted. We are also unable to predict the effect that any such events may have on us, our business, or our financial condition.

            Federal and state laws that require owners of non-producing wells to plug the well and remove all exposed piping and rigging before the well is permanently abandoned significantly affect the demand for our plug and abandonment services. A decrease in the level of enforcement of such laws and regulations in the future would adversely affect the demand for our services and products. In addition, demand for our services is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas in our areas of operations for economic, environmental or other policy reasons could also adversely affect our operations by limiting demand for our services.

            We also have potential environmental liabilities with respect to our offshore and onshore operations, including our environmental cleaning services. Certain environmental laws provide for joint and several liabilities for remediation of spills and releases of hazardous substances. These environmental statutes may impose liability without regard to negligence or fault. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances. We believe that our present operations substantially comply with applicable federal and state pollution control and environmental protection laws and regulations. We also believe that compliance with such laws has had no material adverse effect on our operations. However, such environmental laws are changed frequently. Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution. We are unable to predict whether environmental laws will in the future materially adversely affect our operations and financial results.

As we expand our international operations, we will be subject to additional political, economic and other uncertainties.

            A key element of our business strategy is to expand our operations into international oil and gas producing areas. These international operations are subject to a number of risks inherent in any business operating in foreign countries including, but not limited to:

  political, social and economic instability;

  potential seizure or nationalization of assets;

  increased operating costs;

  modification or renegotiating of contracts;

  import-export quotas;

  force majeure;

  currency fluctuations; and

  other forms of government regulation which are beyond our control.

            Our operations have not yet been affected materially by such conditions or events, but, as our international operations expand, the exposure to these risks will increase. As a result, we could, at any one time, have a significant amount of our revenues generated by operating activity in a particular country. Therefore, our results of operations could be susceptible to adverse events beyond our control that could occur in the particular country in which we are conducting such operations. We anticipate that our contracts to provide services internationally will generally provide for payment in U.S. dollars and that we will not make significant investments in foreign assets. To the extent we make investments in foreign assets or receive revenues in currencies other than U.S. dollars, the value of our assets and our income could be adversely affected by fluctuations in the value of local currencies.

            Additionally, our competitiveness in international market areas may be adversely affected by regulations, including but not limited to regulations requiring:

  the awarding of contracts to local contractors;

  the employment of local citizens; and

  the establishment of foreign subsidiaries with significant ownership positions reserved by the foreign government for local citizens.

            We cannot predict what types of the above events may occur.

We might be unable to employ a sufficient number of skilled workers.

            The delivery of our products and services require personnel with specialized skills and experience. As a result, our ability to remain productive and profitable will depend upon our ability to employ and retain skilled workers. In addition, our ability to expand our operations depends in part on our ability to increase the size of our skilled labor force. The demand for skilled workers in the Gulf Coast region is high, and the supply is limited. A significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we must pay or both. If either of these events were to occur, our capacity and profitability could be diminished and our growth potential could be impaired.

We may make acquisitions that could subject us to operational risks.

            Our business strategy includes continuing to make acquisitions of complementary businesses in order to expand our markets and broaden our portfolio of products and services. There can be no assurance, however, that future acquisitions can be consummated on acceptable terms, that any acquired companies can be successfully integrated into our operations or that businesses we acquire will experience operating results that justify the investment therein. In addition to the risks applicable to our industry and business generally, acquired businesses pose special risks, including but not limited to:

  the loss of employees of the acquired business who do not want to work for us at all or on mutually acceptable terms;

  the loss of customers of the business as a result of the acquisition or the integration of the business into our operations;

  the diversion of management resources to integrate the acquired business into our operations; and

  unanticipated problems or legal liabilities relating to the acquired business.

Other risks

We depend on key personnel.

            Our success depends to a great degree on the abilities of our key management personnel, particularly our Chief Executive Officer and other high-ranking executives. The loss of the services of one or more of these key employees could adversely affect us.

Our principal stockholders have substantial control.

            Certain investment funds managed by First Reserve Corporation beneficially own approximately 26.3% of our outstanding common stock. As a result, they exercise substantial influence over the outcome of most matters requiring a stockholder vote. In addition, in connection with our acquisition of Cardinal, we entered into a stockholders' agreement that provides that our board of directors will consist of six members, consisting in part of two designees of the First Reserve funds and two independent directors designated by the board. The First Reserve funds will continue to be entitled to designate these directors until the stockholders' agreement terminates on July 15, 2009 or in the event of certain substantial reductions of their ownership interest.

USE OF PROCEEDS

             We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

             The following table sets forth our capitalization at March 31, 2001 and as adjusted to give effect to the offering of the outstanding notes and the application of the net proceeds (i) to repay approximately $113.5 million under our bank credit facility, (ii) to pay $80.5 million to acquire the operating assets of Power Offshore Services, L.L.C. ("Power Offshore"), and (iii) for general working capital purposes. The table should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements incorporated by reference in this prospectus.

	As of March 31, 2001

	Actual	As Adjusted

	(Dollars in thousands)
Cash and cash equivalents	$ 1,880	$ 1,880

Long term debt:
Bank credit facility
Revolving credit facility(1)	38,950	450
Term loan, including current portion	125,000	50,000
Senior Notes	--	200,000
Other	266	266

Total long-term debt, including current portion	164,216	250,716
Stockholders' equity:
Preferred stock	--	--
Common stock	68	68
Additional paid-in capital	316,842	316,842
Accumulated other comprehensive income	(51)	(51)
Accumulated deficit	(95,714)	(95,714)

Total stockholders' equity	221,145	221,145

Total capitalization	$ 385,361	$ 471,861

__________

             (1)             As a result of the completion of the offering of the outstanding notes and the amendment to our bank credit facility, we have a revolving credit facility of $70.0 million for working capital and general corporate purposes.

UNAUDITED PROFORMA FINANCIAL DATA

             The following unaudited consolidated pro forma financial data have been prepared by applying pro forma adjustments to our historical consolidated financial statements included elsewhere in this prospectus. The pro forma adjustments give effect, as of March 31, 2001, to transactions in which:

  We issued the outstanding notes.

  We repaid $113.5 million under our bank credit facility.

We refer to these events collectively as the "Transactions."

             The unaudited consolidated pro forma statements of operations for the three months ended March 31, 2001 and the year ended December 31, 2000, give effect to (a) the Transactions and (b) acquisitions completed during 2000, including the acquisition of HB Rentals, L.C. ("HB Rentals"), certain well service assets, Drilling Logistics, Inc. ("Drilling Logistics"), International Snubbing Services, Inc. and affiliated companies ("ISS") and On Site Services, Inc. ("On Site") as if all of these transactions had occurred on January 1, 2000. We refer to the acquisitions as the "2000 Acquisitions."

             The historical financial data for the 2000 Acquisitions were derived from their financial records, which in all cases except for HB Rentals and ISS are unaudited. These 2000 Acquisitions were accounted for using the purchase method of accounting. The total purchase costs of the 2000 Acquisitions were allocated to the assets acquired and the liabilities assumed, based on their respective estimated fair values. The results of operations from the businesses acquired were included in our historical results of operations from the consummation dates of the 2000 Acquisitions, which were June 21, 2000 for HB Rentals; July 26, 2000 for the well service assets; August 31, 2000 for Drilling Logistics; October 18, 2000 for ISS and November 30, 2001 for On Site.

             The unaudited consolidated pro forma financial data are for informational purposes only. They do not purport to represent what our financial position or the results of our operations as of or for the periods presented would have actually been had the Transactions and the 2000 Acquisitions in fact occurred as of the assumed dates, nor are they intended to be indicative of, or projections for, our results of operations or financial position for any future period or date. The pro forma adjustments, as described in the accompanying notes, are based on available information and upon certain assumptions that we believe are reasonable.

             You should read the unaudited consolidated pro forma financial data in conjunction with our audited and unaudited consolidated financial statements and related notes and the other financial information included elsewhere in this prospectus.

UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
March 31, 2001 (Dollars in thousands)
		Adjustments
	Historical	for the
	Company	Transactions		Pro forma

Assets
Current assets:
Cash and cash equivalents	1,880	80,500	(1)	82,380
Accounts receivable -	84,567			84,567
Deferred tax asset	3,506			3,506
Prepaid insurance and other	8,473			8,473

Total current assets	98,426			178,926

Property, plant and equipment	216,814			216,814
Goodwill - net	114,552			114,552
Notes receivable	20,597			20,597
Other assets - net	4,076	6,000	(1)	10,076

Total assets	454,465			540,965

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	21,585			21,585
Accrued expenses	13,229			13,229
Income taxes payable	9,986			9,986
Current maturities of long-term debt	20,098	(10,098)	(1)	10,000

Total current liabilities	64,898			54,800

Deferred income taxes	24,304			24,304
Long-term debt	144,118	200,000	(1)	240,716
		(103,402)	(1)
Stockholders' equity:
Preferred stock	-			-
Common stock	68			68
Additional paid-in capital	316,842			316,842
Accumulated other comprehensive income	(51)			(51)
Accumulated deficit	(95,714)			(95,714)

Total stockholders' equity	221,145			221,145

Total liabilities and stockholders' equity	454,465			540,965

UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS For the Year Ended December 31, 2000 (In thousands except per share data)
	Historical

		2000 Acquisitions	Adjustments
		From January 1,	for the			Adjustments
		2000 to Purchase	2000			for the
	Company	Dates	Acquisitions		Combined	Transactions		Proforma

Revenues	257,502	33,154			290,656			290,656

Costs and expenses:
Cost of services	147,601	20,550			168,151			168,151
Depreciation and amortization	22,255	2,591	(175)	(2)	24,671			24,671
General and Administrative	44,287	7,742			52,029			52,029

Total costs and expenses	214,143	30,883			244,851			244,851

Income from Operations	43,359	2,271			45,805			45,805
Other income (expenses):
Interest expenses - net	(12,078)	(524)			(12,602)	(8,650)	(4)	(21,252)
Interest income	1,898	98			1,996			1,996

Income before income taxes and cumulative effect of change in accounting principle	33,179	1,845			35,199			26,549
Income taxes	(13,298)	(319)	(462)	(3)	(14,079)	3,459	(5)	(10,620)

Income before cumulative effect of change in accounting principle	19,881	1,526			21,120			15,929

Earnings per share:
Basic	$0.30							$0.25

Diluted	$0.30							$0.24

Weighted average common shares used in computing earnings per share:

Basic	64,991							64,991

Diluted	65,921							65,921

UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS For the Quarter Ended March 31, 2001 (In thousands except per share data)

		Adjustments
	Historical	for the
	Company	Transactions		Proforma

Revenues	91,256			91,256

Costs and expenses:
Cost of services	48,318			48,318
Depreciation and amortization	6,769			6,769
General and administrative	14,618			14,618

Total costs and expenses	69,705			69,705

Income from Operations	21,551			21,551
Other income (expenses):
Interest expenses - net	(3,570)	(2,163)	(4)	(5,733)
Interest income	460			460

Income before income taxes and cumulative
effect of change in accounting principle	18,441			16,278
Income taxes	(7,561)	1,050	(5)	(6,511)

Income before cumulative effect of
change in accounting principle	10,880			9,767

Earnings per share:
Basic	$0.16			$0.14

Diluted	$0.16			$0.14

Weighted average common shares used in
computing earnings per share:
Basic	67,943			67,943

Diluted	69,017			69,017

NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

(1)        Adjustment reflects the proceeds of the offering of the outstanding notes and the use of proceeds from the offering as follows:

Proceeds from the outstanding notes	$ 200,000
Repayment of debt from proceeds	(113,500)
Issuance Costs	(6,000)

$ 80,500

The purchase of assets from Power Offshore and the acquisitions of Wild Well Control, Inc. and Blowout Tools, Inc. are not reflected in the proforma financial statements as they did not meet the significance test under Regulation S-X.

(2)        To reflect the depreciation and amortization of goodwill associated with the 2000 Acquisitions as follows:

Depreciation	$ (517)
Amortization	342

$ (175)

(3)        To adjust the Company's provision for income taxes to give effect to the 2000 Acquisitions.

(4)        Adjustment reflects the elimination of historical interest expense on debt repaid from the Transactions; recording of interest expense on the outstanding notes at an interest rate of 8.875%; and the amortization of $5,000 in deferred financing costs over the ten year term of the outstanding notes, as follows:

	December 31, 2000	March 31, 2001

Elimination of historical interest expense	$ (9,700)	$ (2,425)
Outstanding notes offered hereby	17,750	4,438
Amortization of deferred financing costs	600	150

	$8,650	$2,163

(5)        To adjust the Company's provision for income taxes to give effect to the Transactions.

SELECTED CONSOLIDATED FINANCIAL DATA

            We present below our summary consolidated financial data for the periods indicated. We derived the historical data from our audited consolidated financial statements, which for the years ended December 31, 2000 and 1999 have been audited by KPMG LLP, independent auditors, and for the years ended December 31, 1998, 1997 and 1996 have been audited by Ernst & Young LLP, independent auditors. The summary consolidated financial data as of and for the three months ended March 31, 2001 and 2000 are derived from our unaudited consolidated financial statements. In our opinion, the unaudited consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the financial condition and results of operations for the periods. Results from interim periods should not be considered indicative of results for any other periods or for the year.

            When we acquired Cardinal on July 15, 1999, the transaction was treated for accounting purposes as if Cardinal acquired us. Because we were the company being "acquired" for accounting purposes, financial information for periods prior to the merger represents the results of Cardinal's operations, and financial information for periods following the merger represents the results of the combined companies. Cardinal's historical operating results were substantially different than ours for the same periods and reflected substantial non-cash and extraordinary charges associated with a recapitalization and refinancing. Consequently, analyzing prior period results to determine or estimate our future operating potential would not provide meaningful information.

            The data presented below should be read together with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operation" and our consolidated financial statements included elsewhere in this Prospectus.

						Three Months Ended
	Years Ended December 31,					March 31

	2000	1999	1998	1997	1996	2001	2000

	(Dollars in thousands, except for share amounts)
Statement of Operations Data:
Revenues	$ 257,502(1)	$ 113,076(2)	$ 82,223(3)	$ 63,412	$ 48,128	$ 91,256	$ 47,274
Income from operations	43,359	10,016	15,558	15,285	8,348	21,551	5,464
Income (loss) before extraordinary losses and cumulative effect of change in accounting principle	19,881	(2,034)	1,203	4,321	2,894	10,880	1,558
Extraordinary losses, net	(1,557)(4)	(4,514)(5)	(10,885)(6)	--	--	--	--
Cumulative effect of change in accounting principle	--	--	--	--	--	2,589(7)	--
Net income (loss)	18,324	(6,548)	(9,682)	4,321	2,894	13,469	1,588
Net income (loss) before extraordinary losses and cumulative effect of change in accounting principle per share:
Basic	0.30	(0.11)	0.06	0.21	0.14	.16	.03
Diluted	0.30	(0.11)	0.06	0.20	0.13	.16	.03
Net income (loss) per share:
Basic	0.28	(0.25)	(1.27)	0.21	0.14	.20	.03
Diluted	0.28	(0.25)	(1.27)	0.20	0.13	.20	.03
Balance Sheet Data (end of
Period):
Cash and cash equivalents	$ 4,254	$ 8,018	$ 421	$ --	$ 153	$ 1,880	$ 3,275
Property and equipment, net	202,498	134,723	60,328	43,737	28,986	216,814	138,594
Total assets	430,676	282,255	107,961	62,386	43,928	454,465	278,515
Long-term debt, less current portion	146,393	117,459	120,210	31,297	24,260	144,118	117,380
Stockholders' equity (deficit)	206,247	121,487	(39,940)	5,645	4,197	221,145	123,489

__________

(1)     In the year ended December 31, 2000, we made several acquisitions for $42.5 million in initial cash consideration plus up to approximately $22.1 million for these acquisitions payable during the three years following each such acquisition. Additional consideration, if any, payable as a result of these acquisitions will be based upon the respective company's average EBITDA (earnings before interest, income taxes, depreciation and amortization expense) less certain adjustments. These acquisitions have been accounted for as purchases, and the results of operations have been included from the respective company's acquisition date.

(2)     On July 15, 1999, we acquired Cardinal through a stock for stock merger. The merger was accounted for as a reverse acquisition which has resulted in the adjustment of our net assets existing at the time of the merger to their estimated fair value as required by the rules of purchase accounting. Our operating results have been included from July 15, 1999. We made another acquisition in November 1999 for approximately $2.9 million in cash and 597,000 shares of our common stock that was accounted for as a purchase.

(3)     In 1998, Cardinal acquired three companies for an aggregate purchase price of $24.1 million in cash and stock. Each of these acquisitions was accounted for using the purchase method and the operating results of the acquired companies were included from their respective acquisition dates.

(4)     We refinanced our indebtedness in October 2000 resulting in an extraordinary loss of $1.6 million, net of a $1.0 million income tax benefit, which included the write-off of unamortized debt acquisition costs.

(5)     In July 1999, in connection with the Cardinal acquisition, we refinanced our combined debt resulting in an extraordinary loss of $4.5 million, net of a $2.1 million income tax benefit.

(6)     In 1998, Cardinal completed a recapitalization and refinancing which was funded through debt and equity investments resulting in an extraordinary loss of $10.9 million, net of a $214,000 income tax benefit.

(7)     On January 1, 2001, we changed depreciation methods from the straight-line method to the units-of-production method on our liftboat fleet to more accurately reflect the wear and tear of normal use. As a result of the change, we recorded for the quarter ended March 31, 2001 a cumulative effect of the change in accounting principle of $2.6 million, net of taxes of $1.7 million, or $0.04 per share.

THE EXCHANGE OFFER

Purpose of the Exchange Offer; Registration Rights

            The outstanding notes were issued on May 2, 2001 as part of a private offering. The outstanding notes were sold to Credit Suisse First Boston Corporation, Bear Stearns & Co. Inc., Raymond James & Associates, Inc. and Banc One Capital Markets, Inc., as the initial purchasers (the "Initial Purchasers"). The Initial Purchasers sold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons in offshore transactions in reliance on Regulation S under the Securities Act.

            We have entered into the Registration Rights Agreement with the Initial Purchasers, in which we agreed, under some circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after May 2, 2001, the date on which the outstanding notes were originally issued (the "Issue Date"), and keep the exchange offer registration statement effective for not less than 30 days (or longer period if required by applicable law) after the date notice of the registered exchange offer is mailed to the holders of the outstanding notes. The exchange notes will have terms substantially identical to the outstanding notes, except that interest on the exchange notes shall accrue from the last date on which interest was paid or duly provided for on the outstanding notes, or, if no such interest has been paid, from the Issue Date, and the transfer restrictions on the outstanding notes shall be eliminated.

            Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the registration statement effective until the earliest of (i) the time when the outstanding notes covered by the shelf registration statement are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof) and (ii) the date on which all outstanding notes registered thereunder are disposed of in accordance therewith. These circumstances include:

  Changes in law or applicable interpretations of the staff of the SEC do not permit us to effect a registered exchange offer; or

  For any other reason we do not consummate the registered exchange offer within 210 days of the Issue Date; or

  An Initial Purchaser shall notify us following consummation of the registered exchange offer that outstanding notes held by it are not eligible to be exchanged for exchange notes in the registered exchange offer; or

  Certain holders of outstanding notes are prohibited by law or SEC policy from participating in the registered exchange offer or may not resell the exchange notes acquired by them in the registered exchange offer to the public without delivering a prospectus.

            If we fail to comply with certain obligations under the Registration Rights Agreement, we will be required to pay additional interest to holders of the outstanding notes.

            Each holder of outstanding notes that wishes to exchange outstanding notes for transferable exchange notes in the Exchange Offer will be required to make the following representations:

  Any exchange notes will be acquired in the ordinary course of its business;

  The holder will have no arrangements or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act;

  The holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  If the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

  Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Terms of the Exchange

            We hereby offer to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, up to $200,000,000 in principal amount of exchange notes for up to $200,000,000 in principal amount of outstanding notes. The form and terms of the exchange notes are identical in all respects to the terms of the outstanding notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the interest on the exchange notes shall accrue from the last date on which interest was paid or duly provided on the outstanding notes or, if no such interest has been paid, from the Issue Date, (ii) the transfer restrictions on the outstanding notes shall be eliminated, and (iii) the holders of the exchange notes (as well as remaining holders of any outstanding notes) will not be entitled to registration rights under the Registration Rights Agreement. The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture pursuant to which such outstanding notes were issued. See "Description of the Notes."

            Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that exchange notes issued pursuant to the Exchange Offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate in the distribution of such exchange notes. However, we do not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the Exchange Offer, such holder (i) cannot rely on the applicable interpretations of the staff of the SEC and (ii) must comply with registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale or such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than outstanding notes acquired directly from us). We have agreed that, for a period of the lesser of 180 days following the consummation of the Exchange Offer or the date on which all such broker-dealers have sold all exchange notes held by them, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

            Tendering holders of outstanding notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the outstanding notes pursuant to the Exchange Offer.

            Interest on each exchange note will accrue from the last date on which interest was paid or duly provided for on such series of outstanding notes surrendered in exchange therefor or, if no interest has been paid, from the Issue Date. Holders whose outstanding notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the exchange notes, such interest to be payable with the first interest payment on the exchange notes, but will not receive any payment in respect of interest on the outstanding notes accrued after the issuance of the exchange notes.

Expiration Date; Extensions; Termination; Amendments

            The Exchange Offer expires on the Expiration Date. The term "Expiration Date" means 5:00 p.m., New York City time on           July        , 2001, unless in our sole discretion we extend the period during which an Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which such Exchange Offer, as so extended, expires. We will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided, however, that we have accepted all outstanding notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. We reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to The Bank of New York (the "Exchange Agent") and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a press release. During any extension of the Exchange Offer, all outstanding notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

            We expressly reserve the right to (i) terminate the Exchange Offer and not accept for exchange any outstanding notes for any reason, including if any of the events set forth below under "-- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the outstanding notes. Terms of the Exchange Offer which affect the Note holders only shall not be amended, modified or supplemented, or waivers from the provisions given unless we have obtained the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. If any such termination or amendment occurs, we will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the outstanding notes as promptly as practicable. Unless we terminate the Exchange Offer prior to 5:00 p.m. New York City time, on the Expiration Date, we will exchange the exchange notes for the related outstanding notes promptly following the Expiration Date.

            If we waive any material condition to the Exchange Offer, or amend the Exchange Offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of outstanding notes in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the Exchange Offer will be extended until the expiration of such period of five business days.

            This prospectus and the related Letter of Transmittal and other relevant materials will be mailed by us to record holders of outstanding notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of outstanding notes.

Exchange Offer Procedures

            The tender of outstanding notes to us by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

            General Procedures. A holder of an outstanding note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees or a timely confirmation of a book-entry transfer pursuant to the procedure described below, to the Exchange Agent at its address set forth below under "-- Exchange Agent" or on prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

            If tendered outstanding notes are registered in the name of the signer of the Letter of Transmittal and the exchange notes to be issued in exchange therefor are to be issued (and any untendered outstanding notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program (an "Eligible Program") within the meaning of Rule 17Ad-15 under the Exchange Act. If the exchange notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

            Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender outstanding notes should contact such holder promptly and instruct such holder to tender outstanding notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such outstanding notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

            THE METHOD OF DELIVERY OF OFFERED NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

            Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide its taxpayer identification number (social security number of employer identification number) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to us and the Exchange Agent.

            Book --Entry Transfer. The outstanding notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

            The Exchange Agent will establish an account with respect to the book-entry interests at DTC for purposes of the Exchange Offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the Exchange Agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer.

            If you hold your outstanding notes in the form of book-entry interests and you wish to tender your outstanding notes for exchange pursuant to the Exchange Offer, you must transmit to the Exchange Agent on or prior to the Expiration Date either: (i) written or facsimile copy of a properly completed and duly executed Letter of Transmittal, including all other documents required by the Letter of Transmittal, to the Exchange Agent at the address set forth below under "--Exchange Agent"; or (ii) computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal.

            In addition, in order to deliver outstanding notes held in the form of book-entry interests: (i) a timely confirmation of book-entry transfer of those outstanding notes into the Exchange Agent's account at DTC must be received by the Exchange Agent prior to the Expiration Date; or (ii) you must comply with the guaranteed delivery procedures described below.

            Certificated Outstanding Notes. If your outstanding notes are certificated outstanding notes and you wish to tender them for exchange pursuant to the Exchange Offer, you must transmit to the Exchange Agent on or prior to the Expiration Date a written or facsimile copy of a properly completed and duly executed Letter of Transmittal, including all other required documents, to the address set forth below under "-- Exchange Agent." In addition, in order to validly tender your certificated outstanding notes: (i) the certificates representing your outstanding notes must be received by the Exchange Agent prior to the Expiration Date, or (ii) you must comply with the guaranteed delivery procedures described below.

            Guaranteed Delivery Procedures. If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or outstanding notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at the address specified below under "--Exchange Agent" on or prior to the Expiration Date a letter or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the outstanding notes are registered and, if possible, the certificate number of the outstanding notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter or facsimile transmission by the Eligible Institution, the outstanding notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless outstanding notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), we may, at our option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this prospectus and the related Letter of Transmittal.

            A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the outstanding notes or a timely book-entry confirmation is received by the Exchange Agent. Issuances of exchange notes in exchange for outstanding notes tendered pursuant to a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered outstanding notes or a timely book-entry confirmation.

            All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of outstanding notes will be determined by us, whose determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance of which, or exchange for which, may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer or any defects or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Our interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of outstanding notes will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. None of us, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification.

            Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Terms and Conditions of the Letter of Transmittal

            The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

            The party tendering outstanding notes for exchange (the "Transferor") exchanges, assigns and transfers the outstanding notes to us and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, sell, assign and transfer the outstanding notes, and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, changes and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by us or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

            If the Transferor is not a broker-dealer, it represents that it is not engaged in, and does not intend to engage in, a distribution of exchange notes. If the Transferor is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes, it represents that the outstanding notes to be exchanged for exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Transferor will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Withdrawal Rights

            Outstanding notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

            For a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth below under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered outstanding notes to be withdrawn, the certificate numbers of outstanding notes to be withdrawn, the aggregate principal amount of outstanding notes to be withdrawn (which must be an authorized denomination), that such holder is withdrawing his election to have such outstanding notes exchanged, and the name of the registered holder of such outstanding notes, if different from that of the person who tendered such outstanding notes. Additionally, the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of outstanding notes tendered for the account of an Eligible Institution). The Exchange Agent will return the properly withdrawn outstanding notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be final and binding on all parties.

            If outstanding notes have been tendered pursuant to the procedures for book entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of outstanding notes may not be rescinded. Outstanding notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described herein.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

            Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of outstanding notes validly tendered and not withdrawn and the issuance of the exchange notes will be made promptly following the Expiration Date. For the purposes of the Exchange Offer, we shall be deemed to have accepted for exchange validly tendered outstanding notes when, as and if we have given notice thereof to the Exchange Agent.

            The Exchange Agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving exchange notes from us and causing the outstanding notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of exchange notes to be issued in exchange for accepted outstanding notes will be made by the Exchange Agent promptly after acceptance of the tendered outstanding notes. Outstanding notes not accepted for exchange by us will be returned without expense to the tendering holders or in the case of outstanding notes tendered by book-entry transfer into the Exchange Agent's account at DTC promptly following the Expiration Date or, if we terminate the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

Conditions to the Exchange Offer

            Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to issue exchange notes in respect of any properly tendered outstanding notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation), by making a press release or, at our option, modify or otherwise amend the Exchange Offer, if (i) the Exchange Offer, or the making of any exchange by a holder of an Outstanding Note, would violate applicable law or any applicable interpretation of the staff of the SEC, (ii) an action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer, (iii) there shall have been adopted or enacted any law, statute, rule or regulation prohibiting or limiting the Exchange Offer, (iv) there shall have been declared by United States federal or New York state authorities a banking moratorium, or (v) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the SEC or any other governmental authority.

            The foregoing conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by us) giving rise to such condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

            Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

            In addition, we will not accept for exchange any outstanding notes tendered and no exchange notes will be issued in exchange for any such outstanding notes, if at such time any stop order shall be threatened or in effect with respect to (i) the registration statement of which this prospectus constitutes a part of or (ii) qualification under the Trust Indenture Act of 1939 (the "Trust Indenture Act") of the indenture pursuant to which such outstanding notes were issued.

Exchange Agent

            The Bank of New York has been appointed as the Exchange Agent of the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:
By Mail/Hand Delivery/Overnight Delivery: The Bank of New York Corporate Trust Services Window, Ground Level 101 Barclay Street New York, NY 10286 Attn: ___________________	By Registered or Certified Mail: The Bank of New York 101 Barclay Street, 7E New York, NY 10286 Attn: _____________________
Via Facsimile: _____________________

Confirm by telephone: _____________________

For Information Call: _____________________

            DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH HEREIN, OR TRANSMISSIONS OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE ONES SET FORTH HEREIN, WILL NOT CONSTITUTE A VALID DELIVERY.

Solicitations of Tenders; Expenses

            We have not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees, will be paid by us.

            No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of outstanding notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of outstanding notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on our behalf by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

 Accounting Treatment

             The exchange notes will be recorded at the same carrying value as the outstanding notes, which is the principal amount as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

 Appraisal Rights

             Holders of outstanding notes will not have dissenters' rights or appraisal rights in connection with the Exchange Offer.

 Other

             Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

             As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of this Exchange Offer, we will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the outstanding notes who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and limitations applicable thereto, under the indenture pursuant to which the outstanding notes were issued, except for any such rights under the Registration Rights Agreement which by its term terminates or ceases to have further effect as a result of the making of this Exchange Offer. All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and the indenture. To the extent that outstanding notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the outstanding notes could be adversely affected. See "Risk Factors--Outstanding notes not exchanged for exchange notes will continue to be subject to restrictions on transfer and may become less liquid."

             We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding notes that are not tendered in the Exchange Offer.

DESCRIPTION OF THE NOTES

             SESI, L.L.C., a Delaware limited liability company, issued the notes under an indenture (the "indenture") among SESI, L.L.C., Superior Energy, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

            Certain terms used in this description are defined under the subheading "-- Certain Definitions." In this description, the words "Company," "Issuer," "we," "us" or "our" refer only to SESI, L.L.C. and not to any of its Subsidiaries.

            The following description is only a summary of the material provisions of the indenture. We urge you to read the indenture because it, not this description, defines your rights as holders of these notes. A copy of the indenture can be obtained from the Company or the Initial Purchasers.

Brief Description of the Notes

The notes

            These notes:

  are unsecured senior obligations of the Issuer;

  are senior in right of payment to any future Subordinated Obligations of the Issuer; and

  are unconditionally guaranteed by Superior Energy and the Subsidiary Guarantors.

            We have covenanted that we will offer to repurchase notes under the circumstances described in the indenture upon:

  a Change of Control involving the Company or Superior Energy; or

  an Asset Disposition by the Company or any of its Restricted Subsidiaries.

            The indenture also contains the following covenants:

  Limitation on Indebtedness;

  Limitation on Restricted Payments;

  Limitation on Restrictions on Distributions from Restricted Subsidiaries;

  Limitation on Sales of Assets and Subsidiary Stock;

  Limitation on Affiliate Transactions;

  Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries and the Issuer;

  Limitation on Liens;

  Limitation on Sale/Leaseback Transactions;

  Merger and Consolidation;

  Future Guarantors;

  Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries; and

  SEC Reports.

The Guarantees

            The Superior Energy Guaranty and each Subsidiary Guaranty:

  unconditionally guarantee the obligations of the Company under the notes;

  are unsecured senior obligations of Superior Energy and the relevant Subsidiary Guarantor, as the case may be; and

  are senior in right of payment to any future Subordinated Obligations of Superior Energy and the relevant Subsidiary Guarantor, as the case may be.

Principal, Maturity and Interest

            We issued the notes initially with a maximum aggregate principal amount of $200.0 million. We issued the notes in denominations of $1,000 and any integral multiple of $1,000. The notes will mature on May 15, 2011. Subject to our compliance with the covenant described under the caption "-- Certain Covenants -- Limitation on Indebtedness," we may, without the consent of the holders, issue more notes under the indenture on the same terms and conditions and with the same CUSIP numbers as the notes in an unlimited principal amount (the "additional notes"). Any such additional notes that are actually issued will be treated as issued and outstanding notes (and as the same class as the initial notes) for all purposes of the indenture and this "Description of the Notes," unless the context indicates otherwise.

            Interest on these notes accrues at the rate of 8 7/8% per annum and is payable semiannually in arrears on May 15 and November 15, commencing on November 15, 2001. We will make each interest payment to the holders of record of these notes on the immediately preceding May 1 and November 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

            Interest on these notes accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

            Additional interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement.

Optional Redemption

            Except as set forth below, we are not entitled to redeem the notes at our option prior to May 15, 2006.

            On and after May 15, 2006, we will be entitled at our option to redeem all or a portion of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on May 15 in the years indicated below:

Period	Redemption Price
2006	104.438%
2007	102.958
2008	101.479
2009 and thereafter	100.000

            In addition, prior to May 15, 2004, we may at our option on one or more occasions redeem notes (which includes additional notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes (which includes additional notes, if any) originally issued at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided that

(1)        at least 65% of such aggregate principal amount of notes (which includes issued additional notes, if any) originally issued remains outstanding immediately after the occurrence of each such redemption (other than notes held, directly or indirectly, by the Company or its Affiliates); and

(2)        each such redemption occurs within 90 days after the date of the related Public Equity Offering.

Selection and Notice of Redemption

            If we are redeeming less than all the notes at any time, the Trustee will select notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

            Notes redeemed in part will be redeemed only in principal amounts of $1,000. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

            If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. We will issue a new note in principal amount equal to the unredeemed portion of the original note in the name of the holder thereof upon cancellation of the original note. notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

            We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase the notes as described under the captions "-- Change of Control" and "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase notes in the open market or otherwise.

Guarantees

            Superior Energy and each of our and Superior Energy's existing and, under certain circumstances described under the caption "-- Certain Covenants -- Future Guarantors," future Subsidiaries jointly and severally guaranteeing, on an unsecured senior basis, our obligations under these notes, other than Subsidiaries that constitute Exempt Foreign Subsidiaries, except in the circumstances described under the caption "-- Certain Covenants -- Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries," and Subsidiaries that are designated as Unrestricted Subsidiaries under certain circumstances described under the caption "-- Certain Definitions -- Unrestricted Subsidiary." As of the date we first issued the notes, our existing Subsidiaries that constitute Exempt Foreign Subsidiaries were Imperial Snubbing Services Limited, Southeast Australia Service Pty., Ltd. and Superior Energy de Venezuela, S.A., and our existing Subsidiary that has been designated an Unrestricted Subsidiary is Superior Energy Liftboats, L.L.C. Each of our and Superior Energy's Subsidiaries, other than an Unrestricted Subsidiary, are subject to the restrictive covenants set forth in the indenture.

            The Superior Energy Guaranty and each Subsidiary Guaranty are limited as necessary to prevent the Superior Energy Guaranty or that Subsidiary Guaranty, as the case may be, from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors -- U.S. bankruptcy or fraudulent conveyance laws may interfere with the payment of the notes and the guarantees by our subsidiaries and parent company."

            Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

            If the Superior Energy Guaranty or a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of Superior Energy or the applicable Subsidiary Guarantor, as the case may be, and, depending on the amount of such indebtedness, Superior Energy's liability on the Superior Energy Guaranty or a Subsidiary Guarantor's liability on its Subsidiary Guaranty, as the case may be, could be reduced to zero.

            Pursuant to the indenture, Superior Energy or a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "-- Certain Covenants -- Merger and Consolidation," provided, however, that if such other Person is not the Company, Superior Energy's obligations under the Superior Energy Guaranty or such Subsidiary Guarantor's obligations under its Subsidiary Guaranty, as the case may be, must be expressly assumed by such other Person.

            A Subsidiary Guarantor will be released and relieved from its obligations under its Subsidiary Guaranty:

(1)        upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor; or

(2)        upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

in each case other than to the Issuer or an Affiliate of the Issuer and as permitted by the indenture.

Ranking

Notes and Guarantees versus Senior Indebtedness

            The indebtedness evidenced by these notes, the Superior Energy Guaranty and the Subsidiary Guaranties is unsecured senior obligations of the Issuer, Superior Energy and the Subsidiary Guarantors, as the case may be. As of March 31, 2001, after giving pro forma effect to the offering of the outstanding notes, the Issuer's other Senior Indebtedness would have been approximately $200 million.

            The notes and Guarantees are unsecured obligations of the Issuer, Superior Energy and the Subsidiary Guarantors, as the case may be. Secured debt and other secured obligations of the Issuer, Superior Energy and the Subsidiary Guarantors (including the Credit Facilities) is effectively senior to the notes and Guarantees to the extent of the value of the assets securing such debt or other obligations. As of March 31, 2001, after giving pro forma effect to the offering of the outstanding notes, the total outstanding secured debt and other secured obligations of the Issuer, Superior Energy and the Subsidiary Guarantors would have been approximately $50.3 million.

Guarantees versus Other Liabilities of Subsidiaries

            All of Superior Energy's and our operations are conducted through our Subsidiaries. Neither our Foreign Exempt Subsidiaries are or will, nor any of our Subsidiaries that are designated an Unrestricted Subsidiary are or will, be guaranteeing the notes, unless, in case of an Unrestricted Subsidiary, it is redesignated a Restricted Subsidiary in accordance with the terms of the indenture. Claims of creditors of such non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders, if any, of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the notes, even if such obligations do not constitute senior indebtedness. The notes, the Superior Energy Guaranty and each Subsidiary Guaranty, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries of the Company. See "Risk Factors -- Claims of creditors of our non-guarantor subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over your claims."

            At March 31, 2001, the total liabilities of the Company's non-guarantor subsidiaries were approximately $3.0 million, excluding intercompany liabilities. Although the indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the indenture. See "-- Certain Covenants -- Limitation on Indebtedness."

Notes and Guaranties versus Subordinated Indebtedness

            The indebtedness evidenced by these notes, the Superior Energy Guaranty and each Subsidiary Guaranty, will rank senior in right of payment to all future subordinated indebtedness of the Issuer, Superior Energy and the Subsidiary Guarantors, as the case may be.

Suspended Covenants

            During any period of time that the notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is continuing under the indenture, we, Superior Energy and our Restricted Subsidiaries are not subject to the provisions of the indenture described below under the following headings under the caption "-- Certain Covenants:"

  "-- Limitation on Indebtedness,"

  "-- Limitation on Restricted Payments,"

  "-- Limitation on Restrictions on Dividends from Restricted Subsidiaries,"

  "-- Limitation on Sale of Assets and Subsidiary Stock,"

  "-- Limitation on Affiliate Transactions,"

  "-- Limitation on Sale/Leaseback Transactions" (to the extent set forth in that covenant), and

  "-- Merger and Consolidation" (to the extent set forth in that covenant)

(collectively, the "Suspended Covenants"); provided, however, such covenants shall not be suspended if the Investment Grade Rating was obtained directly or indirectly by our merger, consolidation or otherwise with a Person that had an Investment Grade Rating from either or both of the Rating Agencies and the notes at such time did not have an Investment Grade Rating from both Rating Agencies; and provided further, that the provisions of the indenture described below under the caption "-- Change of Control," and described below under the following headings under the caption "-- Certain Covenants:"

  "-- Limitation on the Sale of Issuance of Capital Stock of Restricted Subsidiaries and the Issuer,"

  "-- Limitation on Liens,"

  "-- Future Guarantors,"

  "-- Limitation on Issuance of Guarantees by Exempt Foreign Subsidiaries," and

  "-- SEC Reports" and

will not be so suspended; and provided further, that if we, Superior Energy and our Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from both Rating Agencies, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, we, Superior Energy and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the indenture (each such date of reinstatement being the "Reinstatement Date"), including the preceding sentence. Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under "-- Limitation on Restricted Payments" as though such covenants had been in effect during the entire period of time from which the notes are issued. As a result, during any period in which we, Superior Energy and our Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection.

Change of Control

            Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Issuer repurchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1)        any "person" (as such term is used in Section 13(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Superior Energy or the Company;

(2)        individuals who on the Issue Date constituted the Board of Directors together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Superior Energy, as the case may be, was approved by a vote of majority of the directors of Superior Energy then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)        the adoption of a plan relating to the liquidation or dissolution of either the Issuer or Superior Energy; or

(4)        the merger or consolidation of the Company or Superior Energy, as the case may be, with or into another Person or the merger of another Person with or into the Company or Superior Energy, as the case may be, or the sale of all or substantially all the assets of the Company or Superior Energy, as the case may be (in each case, determined on a consolidated basis) to another Person (other than a Wholly Owned Subsidiary in the case of a merger or consolidation involving the Company), other than a transaction following which, in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Company or Superior Energy, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction.

            Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

(1)        that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)        the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)        the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)        the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.

            We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

            We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

            The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness," "-- Limitation on Liens" and "-- Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

            The Credit Agreement prohibits us from purchasing any notes prior to the fourth anniversary of the Issue Date, and also provides that the occurrence of certain change of control events with respect to the Issuer would constitute a default thereunder. Any future credit or other agreements relating to the Credit Facilities may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we may seek the consent of our lenders to the purchase of notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing notes. In such case, our failure to offer to purchase notes would constitute a Default under the indenture, which would, in turn, constitute a default under the Credit Agreement.

            Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

            The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

 Certain Covenants

The indenture contains covenants including, among others, the following:

Limitation on Indebtedness

(a)        Each of Superior Energy and the Issuer will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Superior Energy and the Issuer may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto no Default has occurred and is continuing, and the Consolidated Coverage Ratio exceeds 2.25 to 1.

(b)        Notwithstanding the foregoing paragraph (a), so long as no Default has occurred and is continuing, Superior Energy, the Issuer and the Restricted Subsidiaries may Incur, to the extent provided below, the following Indebtedness:

(1)        Indebtedness Incurred by Superior Energy, the Issuer and any Restricted Subsidiary under Credit Facilities; provided, however, that after giving effect to such Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit and bankers' acceptances, if any, being deemed to have a principal amount equal to the maximum potential liability of the Issuer thereunder) and then outstanding does not exceed the greater of (A) $120.0 million and (B) the amount equal to 30% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to the indenture) prior to the date of the Incurrence of such Indebtedness;

(2)        Indebtedness owed to and held by Superior Energy, the Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such indebtedness (other than to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, and (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, pursuant to a written agreement to that effect;

(3)        Indebtedness consisting of the outstanding notes and the exchange notes (other than any additional notes);

  (4)        Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this paragraph (b));

  (5)        Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Superior Energy or the Issuer, as the case may be (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Superior Energy or the Issuer, as the case may be); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

  (6)        Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) of this paragraph (b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5) of this paragraph (b), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

  (7)        Hedging Obligations entered into in the ordinary course of business and not for the purpose of speculation;

  (8)        Indebtedness incurred solely in respect of banker's acceptances, letters of credit, performance and surety bonds and completion guarantees (to the extent that such incurrence does not result in the Incurrence of any obligation for the payment of borrowed money of others), in each case Incurred in the ordinary course of business;

  (9)        Indebtedness (including Capitalized Lease Obligations) Incurred by Superior Energy, the Issuer or any Restricted Subsidiary to finance the purchase, lease or improvement of property, plant or equipment (as such terms are defined by GAAP) (whether through the direct purchase of assets or all of the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding after giving effect to that Incurrence not to exceed $10.0 million; provided, however, that the assets subject to any related capital lease are not owned or used by Superior Energy, the Issuer or any Restricted Subsidiary on the Issue Date;

  (10)        Indebtedness consisting of the Subsidiary Guaranties and the Superior Energy Guaranty and any Guarantee by Superior Energy or a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) of this covenant, pursuant to clause (1), (2), (3), (4), (5), (8), (9) or (11) of this paragraph (b), or pursuant to clause (6) of this paragraph (b) to the extent the Refinancing Indebtedness Incurred thereby directly or indirectly refinances Indebtedness Incurred pursuant to paragraph (a) of this covenant or pursuant to clauses (3) or (4) of this paragraph (b); and

  (11)    Indebtedness of Superior Energy, the Issuer and any Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of such Persons outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (10) of this paragraph (b) or paragraph (a) of this covenant) does not exceed $20.0 million.

(c)        Notwithstanding the foregoing, each of Superior Energy and the Issuer will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of Superior Energy, the Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the notes or the relevant Subsidiary Guaranty, as applicable, to at least the same extent as such Subordinated Obligations.

(d)        For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above or is permitted to be incurred pursuant to paragraph (a) of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company may divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares in the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the limitation on incurrence in this covenant.

Limitation on Restricted Payments

(a)        Each of Superior Energy and the Issuer will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Superior Energy, the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(1)        a Default shall have occurred and be continuing (or would result therefrom);

  (2)        the Issuer is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;" or

  (3)        the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

  (A)        50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurred to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Superior Energy and its Subsidiaries, consisting of, at least, the Issuer and the Restricted Subsidiaries, shall be provided to the Noteholders pursuant to the indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

  (B)        100% of the aggregate Net Cash Proceeds received by Superior Energy from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to any of its Subsidiaries and other than an issuance or sale to an employee stock ownership plan or to a trust established by Superior Energy or any of its Subsidiaries for the benefit of their employees) and 100% of any capital cash contribution received by Superior Energy from its stockholders subsequent to the Issue Date; plus

  (C)        the amount by which Indebtedness of Superior Energy, the Issuer or any Restricted Subsidiary is reduced on Superior Energy's consolidated balance sheet, consisting of, at least, the Issuer and the Restricted Subsidiaries, upon the conversion or exchange (other than by any Subsidiary of Superior Energy) subsequent to the Issue Date of any Indebtedness of Superior Energy, the Issuer or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Superior Energy (less the amount of any cash, or the fair value of any other property, distributed by Superior Energy upon such conversion or exchange); plus

  (D)        an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by Superior Energy, the Issuer or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions), in each case received by Superior Energy, the Issuer or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)        The provisions of the foregoing paragraph (a) will not prohibit:

(1)        any Restricted Payment (other than a Restricted Payment described in clause (1) of the definition of "Restricted Payment") made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of Superior Energy (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Superior Energy or an employee stock ownership plan or to a trust established by Superior Energy, the Issuer or any Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent capital cash contribution received by Superior Energy from its stockholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such capital cash contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2)        any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3)        dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4)        so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Superior Energy or any of its Subsidiaries, other than an Unrestricted Subsidiary, from employees, former employees, directors or former directors of Superior Energy or any of its Subsidiaries, other than an Unrestricted Subsidiary, (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.5 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

(5)        repurchase of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(6)        Investments in the Special Purpose Vessel Entity in the form of one or more Vessel Guarantees in an aggregate amount not to exceed $45.0 million; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; and

(7)        other Restricted Payments in an aggregate amount not to exceed $10.0 million; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments, when made and in the amount so made, shall thereafter be included in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

            Each of Superior Energy and the Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Superior Energy, the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer, (b) make any loans or advances to the Issuer or (c) transfer any of its property or assets to the Issuer, except:

(1)        any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including any such Credit Facility and the notes and the indenture;

(2)        any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Superior Energy or the Issuer, as the case may be (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer), and outstanding on such date;

(3)        any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(4)        any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(5)        in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(6)        any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

(7)        restrictions imposed by customers on cash or other amounts deposited by them pursuant to contracts entered into in the ordinary course of business.

            Superior Energy will not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on its ability to (a) make capital contributions or other Investments in the Issuer or any Restricted Subsidiary or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary, (b) make any loans or advances to the Issuer or any Restricted Subsidiary or (c) transfer any of its property or assets to the Issuer or any Restricted Subsidiary, except:

(1)        any encumbrance or restriction pursuant to any Credit Facilities and any agreement in effect at or entered into on the Issue Date; and

(2)        any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in the immediately preceding clause (1) of this covenant or this clause (2) or contained in any amendment to an agreement referred to in the immediately preceding clause (1) of this covenant of this clause (2); provided, however, that the encumbrances and restrictions with respect to Superior Energy contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to Superior Energy contained in such predecessor agreements.

Limitation on Sales of Assets and Subsidiary Stock

(a)        Each of Superior Energy and the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)        Superior Energy, the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

  (2)        in the case of an Asset Disposition for consideration exceeding $5.0 million, the fair market value is determined, in good faith, by the Board of Directors, and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee;

  (3)        at least 75% of the consideration thereof received by Superior Energy, the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or cash equivalents; and

  (4)        an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Superior Energy, the Issuer or such Restricted Subsidiary, as the case may be, within 365 days after its receipt, at its option:

  (A)        to prepay, repay, redeem or purchase Senior Indebtedness of the Issuer or Senior Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer or Superior Energy);

  (B)        to acquire Additional Assets; and

  (C)        to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the notes (and to holders of other Senior Indebtedness of the Issuer designated by it) to purchase notes (and such other Senior Indebtedness of the Issuer) pursuant to and subject to the conditions contained in the indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, Superior Energy, the Issuer and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or used to reduce loans outstanding under any revolving credit facility existing under a Credit Facility.

            For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (i) the assumption of Indebtedness of Superior Energy, the Issuer or any Restricted Subsidiary (other than any of their Subordinated Obligations) and the release of Superior Energy, the Issuer or such Restricted Subsidiary, as the case may be, from all liability on such Indebtedness in connection with such Asset Disposition and (ii) any securities received by the Issuer or any Restricted Subsidiary from the transferee that are promptly converted by the Issuer or such Restricted Subsidiary into cash on the maturity date thereof but in no event later than 180 days after the receipt thereof (to the extent of cash received).

(a)        In the event of an Asset Disposition that requires the purchase of the notes (and other Senior Indebtedness of the Issuer) pursuant to clause (a)(4)(C) above, the Issuer will purchase notes tendered pursuant to an offer by the Issuer for the notes (and such other Senior Indebtedness of the Issuer) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Issuer was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness of the Issuer) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof.

(b)        Each of Superior Energy and the Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, each of Superior Energy and the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a)        Each of Superior Energy and the Issuer will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer or Superior Energy (an "Affiliate Transaction") unless:

(1)        the terms of the Affiliate Transaction are no less favorable to Superior Energy, the Issuer or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

(2)        if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the Board of Directors having no personal stake in such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3)        if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors shall also have received a written opinion from a nationally recognized investment banking, appraisal or accounting firm that is not an Affiliate of the Issuer or Superior Energy to the effect that such Affiliate Transaction is fair, from a financial standpoint, to Superior Energy, the Issuer and the Restricted Subsidiaries, as the case may be.

(b)        The provisions of the preceding paragraph (a) will not prohibit:

(1)        any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments;"

(2)        any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3)        loans or advances to employees in the ordinary course of business in accordance with the past practices of Superior Energy, the Company or any of the Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

(4)        the payment of reasonable fees to directors, if any, of Superior Energy, the Company and any of the Restricted Subsidiaries, in each case who are not employees of Superior Energy, the Company or such Restricted Subsidiaries;

(5)        any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

(6)        the Registration Rights Agreement dated as of July 15, 1999, by and among Superior Energy, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, Limited Partnership, and any amendment thereto or any transaction contemplated thereby in any replacement agreement thereto as long as any such amendment or replacement agreement is not more disadvantageous to the Holders than such Registration Rights Agreement as in effect on the Issue Date;

(7)        the issuance or sale of any Capital Stock (other than Disqualified Stock) of Superior Energy; and

(8)        transactions where the rates or charges involved, and related terms of payment, are determined by competitive bids and the interest of the Affiliate arises solely from such Person's status as a non-employee member of the Board of Directors and which otherwise comply with clauses (1) and (2), as applicable, of the preceding paragraph (a).

Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries and Issuer

        Each of Superior Energy and the Issuer will not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock, except:

  (1)        to Superior Energy, the Issuer or a Wholly Owned Subsidiary;

  (2)        if, immediately after giving effect to such issuance, sale or other disposition, neither Superior Energy nor any of its Subsidiaries, including the Issuer, own any Capital Stock of such Restricted Subsidiary;

  (3)        if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "-- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition; or

  (4)        directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly Owned Subsidiary.

            Superior Energy will not sell or otherwise dispose of any Capital Stock of the Company, and will not permit the Company, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock.

Limitation on Liens

            Each of Superior Energy and the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom, or assign or convey as security any right to receive income therefrom, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

            Any Lien created for the benefit of the Holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Sale/Leaseback Transactions

            Each of Superior Energy and the Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

  (1)        Superior Energy, the Issuer or such Restricted Subsidiary, as the case may be, would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under "-- Limitation on Liens;" provided, however, that clause (A) of this clause (1) shall be suspended during any period in which we, Superior Energy and our Restricted Subsidiaries are not subject to the Suspended Covenants;

  (2)        the gross proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

  (3)        the transfer of such property is permitted by, and the Issuer applies the proceeds of such transaction in        compliance with, the covenant described under "-- Limitation on Sale of Assets and Subsidiary Stock."

Merger and Consolidation

            Neither the Issuer will, nor will Superior Energy permit the Issuer to, consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)        the Issuer shall be the surviving Person, or the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the notes, the indenture and the Registration Rights Agreement;

(2)        immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)        immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;" provided, however, that this clause (3) shall be suspended during any period in which we, Superior Energy and our Restricted Subsidiaries are not subject to the Suspended Covenants; and

(4)        the Company shall have delivered to the Trustee an Officers' Certificate of Superior Energy and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Issuer or (B) if determined in good faith by the Board of Directors (as evidenced by a resolution of such board), the Issuer merging with an Affiliate of the Company solely for the purpose and with the sole effect of reorganizing the Issuer in another jurisdiction, provided the surviving entity will assume all the obligations of the Issuer under the note, the indenture and the Registration Rights Agreement.

            The Successor Company will be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the indenture, but such Issuer in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the notes.

            Each of Superior Energy and the Issuer will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)        the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Guaranty Agreement in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(2)        immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)        the Company delivers to the Trustee an Officers' Certificate of Superior Energy and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the indenture.

The provisions of clauses (1) and (2) above shall not apply to any one or more transactions that constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" above.

            Pursuant to the indenture, Superior Energy will covenant not to merge with or into, or convey, transfer or lease, in one or a series of transactions, all or substantially all of its assets to any Person unless:

(1)        the resulting, surviving or transferee Person, (if not Superior Energy) shall be a Person organized and existing under the laws of the jurisdiction under which Superior Energy was organized or under the laws of the United States of America or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Guaranty Agreement in form satisfactory to the Trustee, all the obligations of Superior Energy, if any, under the Superior Energy Guaranty;

(2)        immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

(3)        immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;" provided, however, that this clause (3) shall be suspended during any period in which we, Superior Energy and our Restricted Subsidiaries are not subject to the Suspended Covenants; and

(4)        the Company delivers to the Trustee an Officers' Certificate of Superior Energy and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the indenture.

Future Guarantors

            In the event that, after the Issue Date, (1) any Restricted Subsidiary (excluding an Exempt Foreign Subsidiary except under the circumstances described under the caption "-- Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries") (A) Incurs, directly or indirectly, any Indebtedness pursuant to clause (1) of paragraph (b) of the covenant described under "-- Limitation on Indebtedness" above and (B) until the termination of all Credit Facilities, either, directly or indirectly, has Guaranteed or encumbered any of its property to secure the payment or performance of, or will as a result of such Incurrence be required to Guarantee or encumber any of its property to secure the payment or performance of, any Obligations under the Credit Facilities, or (2) as of the end of any fiscal quarter, any Restricted Subsidiary (excluding an Exempt Foreign Subsidiary) has total assets or total revenues that are at least equal to 5% of the total assets or total revenues, as applicable, of the Company and its Restricted Subsidiaries, then each of Superior Energy and the Issuer will cause such Restricted Subsidiary, contemporaneously with the first to occur of such events described in the preceding clauses (1) and (2) (as applicable), to Guarantee the notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth in the indenture and will cause all Indebtedness of such Restricted Subsidiary owing to Superior Energy, the Issuer or any other Subsidiary of the Company and not previously discharged to be converted into Capital Stock of such Restricted Subsidiary (other than Disqualified Stock).

Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries

            Neither Superior Energy nor the Issuer will permit any Exempt Foreign Subsidiary to Guarantee any Indebtedness of Superior Energy, the Issuer or any Restricted Subsidiary unless such Exempt Foreign Subsidiary simultaneously Guarantees the notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth in the indenture on a basis pari passu with (or if that Indebtedness is a Subordinated Obligation, prior to) that Indebtedness. Notwithstanding the preceding sentence, any such Guaranty Agreement of an Exempt Foreign Subsidiary will provide that by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "-- Guarantees."

SEC Reports

            Whether or not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will file with the SEC and provide the Trustee and noteholders with such annual reports and such information, documents and other reports as are specified in Section 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections; provided, however, this obligation can be satisfied by Superior Energy's filing and providing such information, documents and reports so long as Superior Energy owns all the Capital Stock of the Company. However, the Issuer will not be required to file any reports, documents or other information if the SEC will not accept such filing.

            In addition, the Issuer shall furnish to the Holders of the notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Defaults

            Each of the following is an Event of Default:

(1)        a default in the payment of interest on the notes when due, continued for 30 days;

(2)        a default in the payment of principal of any note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise;

(3)        the failure by the Issuer or Superior Energy to comply with its obligation under "-- Certain Covenants -- Merger and Consolidation" above;

(4)        the failure by the Issuer or Superior Energy to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase the notes) or under "-- Certain Covenants" under "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries," "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase the notes), "-- Limitation on Affiliate Transactions," "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries" or "-- Limitation on Liens," "-- Limitation on Sale/Leaseback Transactions," "-- Future Guarantors," "-- Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries," or "-- SEC Reports;"

(5)        the failure by Superior Energy, the Issuer or a Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the indenture;

(6)        Indebtedness of Superior Energy, the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million (the "Cross Acceleration Provision");

(7)        certain events of bankruptcy, insolvency or reorganization of the Issuer, Superior Energy or a Significant Subsidiary (the "Bankruptcy Provisions");

(8)        any judgment or decree for the payment of money in excess of $5 million is entered against the Issuer, Superior Energy or a Significant Subsidiary, remains outstanding for a period for 60 consecutive days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "Judgment Default Provision"); or

(9)        the Superior Energy Guaranty or a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Superior Energy Guaranty or such Subsidiary Guaranty, as the case may be), or Superior Energy or a Subsidiary Guarantor denies or disaffirms its obligations under the Superior Guaranty or its Subsidiary Guaranty, as the case may be.

However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

            If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the notes then outstanding may rescind any such acceleration with respect to the notes and its consequences.

            Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)        such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)        holders of at least 25% in principal amount of the notes then outstanding have requested the Trustee to pursue the remedy;

(3)        such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)        the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)        holders of a majority in principal amount of the notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the notes then outstanding are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holders of a note or that would involve the Trustee in personal liability.

            If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or proposes to take in respect thereof.

Amendments and Waivers

            Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of the notes then outstanding affected thereby, an amendment may not, among other things:

(1)        reduce the amount of notes whose holders must consent to an amendment;

(2)        reduce the rate of or extend the time for payment of interest on any note;

(3)        reduce the principal of or extend the Stated Maturity of any note;

(4)        reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed as described under "-- Optional Redemption" above;

(5)        make any note payable in money other than that stated in the note;

(6)        impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

(7)        make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

(8)        make any change in the ranking or priority of any note that would adversely affect the Noteholders; or

(9)        make any change in the Superior Energy Guaranty or any Subsidiary Guaranty that would adversely affect the Noteholders.

Without the consent of any holder of the notes, the Issuer and Trustee may amend the indenture:

(1)        to cure any ambiguity, omission, defect or inconsistency;

(2)        to provide for the assumption by a successor corporation of the obligations of the Issuer under the indenture;

(3)        to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4)        to add guaranties with respect to the notes, including any Subsidiary Guaranties, and to release Superior Energy or a Subsidiary Guarantor when permitted by the indenture;

(5)        to secure the notes;

(6)        to add to the covenants of Superior Energy, the Issuer or a Subsidiary Guarantor for the benefit of the holders of the notes or to surrender any right or power conferred upon the Issuer, Superior Energy or a Subsidiary Guarantor;

(7)        to make any change that does not adversely affect the rights of any holder of the notes; or

(8)        to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

            The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

            After an amendment under the indenture becomes effective, we are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

            The notes are issued in registered form and are transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

            At any time we may terminate all our obligations under the notes and the indenture ("Legal Defeasance"), except for certain obligations, including those respecting the Defeasance Trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the notes.

            In addition, at any time we may terminate our obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the Cross Acceleration Provision, the Bankruptcy Provisions with respect to Significant Subsidiaries and the Judgment Default Provision described under "-- Defaults" above and the limitations contained in clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above ("Covenant Defeasance").

            We may exercise our Legal Defeasance option notwithstanding our prior exercise of our Covenant Defeasance option. If we exercise our Legal Defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our Covenant Defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "-- Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above or the failure of Superior Energy to comply with the limitation under the fifth paragraph under "-- Certain Covenants -- Merger and Consolidation" above. If we exercise our Legal Defeasance option or our Covenant Defeasance option, Superior Energy and each Subsidiary Guarantor will be released from all of its obligations with respect to the Superior Energy Guaranty and its Subsidiary Guaranty, as the case may be.

            In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "Defeasance Trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

            The Bank of New York is the Trustee under the indenture. We have appointed The Bank of New York as Registrar and Paying Agent with regard to the notes.

            The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

            The Holders of a majority in principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

            No director, officer, manager, employee, incorporator, organizer, stockholder or member of the Issuer, Superior Energy or any Subsidiary Guarantor, by virtue of such office, status or capacity, will have any liability for any obligations of the Issuer, Superior Energy or any Subsidiary Guarantor under the notes, the Superior Energy Guaranty, any Subsidiary Guaranty or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. For the avoidance of doubt, the foregoing does not diminish Superior Energy's obligations under the Superior Energy Guaranty. Each Holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

            The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Book-Entry, Delivery and Form

            We will initially issue the exchange notes in the form of one or more global notes (the "Global Note"). The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. You may hold your beneficial interests in the Global Note directly through the Depository if you have an account with the Depository or indirectly through organizations which have accounts with the Depository.

            The Depository has advised the Company as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to other such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

            Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

            So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related notes evidenced by the Global Note for all purposes of such notes and the indenture. Except as set forth below, as an owner of a beneficial interest in the Global Note, you will not be entitled to have the exchange notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated exchange notes and will not be considered to be the owner or holder of any exchange notes under the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

            We will make payments of principal of, premium, if any, and interest on exchange notes represented by the Global Note registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

            We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any exchange note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Note owning through such participants.

            Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

            Subject to certain conditions, the exchange notes represented by the Global Note are exchangeable for certificated notes in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

(1)        the Depository notifies us that it is unwilling or unable to continue as Depository for the Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to locate a qualified successor within 90 days;

(2)        we in our discretion at any time determine not to have all the exchange notes represented by the Global Note; or

(3)        a default entitling the holders of the exchange notes to accelerate the maturity thereof has occurred and is continuing.

            Any exchange note that is exchangeable as above is exchangeable for certificated exchange notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

Same Day Payment

            The Indenture requires us to make payments in respect of notes (including principal, premium, if any, and interest) by wire transfers of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

Certain Definitions

            "Additional Assets" means any (1) property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Superior Energy, the Company or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) and (3) above is primarily engaged in a Related Business.

            "additional notes" has the meaning set forth above under the caption "-- Principal, Maturity and Interest."

            "Affiliate" of any specified Person means (1) any other Person, directly or indirectly, controlling or controlled by, or (2) under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "-- Certain Covenants -- Limitation on Restricted Payments," "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Superior Energy or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Affiliate Transaction" has the meaning set forth above under the caption "-- Certain Covenants -- Limitation on Affiliate Transactions."

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Superior Energy, the Issuer or any Restricted Subsidiary, including any disposition by means of a sale and leaseback or a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (2) all or substantially all the assets or rights of any division or line of business of Superior Energy, the Issuer or any Restricted Subsidiary or (3) any other assets or rights of Superior Energy, the Issuer or any Restricted Subsidiary outside of the ordinary course of business of Superior Energy, the Issuer or such Restricted Subsidiary (other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to Superior Energy or the Issuer or by Superior Energy, the Issuer or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or a Permitted Investment, (C) a disposition of assets in any single transaction or a series of related transaction that involve assets with a fair market value of less than $1,000,000 and (D) an exchange of assets by Superior Energy, the Issuer or any Restricted Subsidiaries for like or similar assets held by any Person, provided (i) the assets received by Superior Energy, the Issuer or such Restricted Subsidiaries, as the case may be, in any such exchange in the good faith reasonable judgment of the Board of Directors will immediately constitute, be a part of, or be used in, a Related Business of Superior Energy, the Issuer or such Restricted Subsidiaries, as the case may be, (ii) the Board of Directors has determined that the terms of such exchange are fair and reasonable and (iii) any such exchange shall be deemed to be an Asset Disposition to the extent of any cash or cash equivalents received by Superior Energy, the Issuer or any Restricted Subsidiaries, as the case may be, that exceed $1,000,000); provided further, however, that the sale, lease, transfer or other disposition of all or substantially all of the assets or rights of Superior Energy, the Issuer and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "-- Change of Control" and "-- Certain Covenants -- Merger and Consolidation" and not by the provisions of the indenture described above under the caption "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

            "Bankruptcy Provisions" has the meaning set forth above under the caption "-- Defaults."

            "Board of Directors" means the Board of Directors of Superior Energy or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

            "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Change of Control" has the meaning set forth above under the caption "-- Change of Control."

            "Change of Control Offer" has the meaning set forth above under the caption "-- Change of Control."

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Superior Energy and its Subsidiaries, consisting of, at least, the Issuer and the Restricted Subsidiaries, shall be provided to the Noteholders pursuant to the indenture) prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)        if Superior Energy, the Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)        if Superior Energy, the Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility existing under a Credit Facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and if the Issuer or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)        if since the beginning of such period Superior Energy, the Issuer or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Superior Energy, the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Superior Energy, the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)        if since the beginning of such period Superior Energy, the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

(5)        if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period; and

(6)        any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date, and thereafter, as in effect from time to time.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Superior Energy. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

            "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of Superior Energy and its consolidated Subsidiaries consisting of the Issuer and the Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (1) all intercompany items between the Issuer and such Restricted Subsidiaries and (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

            "Consolidated Interest Expense" means, for any period, the total interest expense of Superior Energy and its consolidated Subsidiaries consisting of the Issuer and the Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by Superior Energy, the Issuer or any Restricted Subsidiary, without duplication:

(1)        interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

(2)        amortization of debt discount and debt issuance cost;

(3)        capitalized interest;

(4)        non-cash interest expenses;

(5)        commission, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

(6)        net payments pursuant to, and other net costs associated with, Hedging Obligations (including amortization of fees);

(7)        Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

(8)        interest incurred in connection with Investments in discontinued operations;

(9)        interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Superior Energy, the Issuer or any of the Restricted Subsidiaries; and

(10)        the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Superior Energy or the Issuer) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the net income of Superior Energy and its consolidated Subsidiaries consisting of the Issuer and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income to the extent included in computing such net income (without duplication):

(1)        any net income of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Superior Energy, the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) Superior Energy's or the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)        any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)        any net income of any Restricted Subsidiary to the extent that, directly or indirectly, the declaration or payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company, of that net income (or loss) is not at the date of determination permitted without prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its organizational documents and all agreements (other than those agreements permitted by clauses (1), (2), (3), (5) and (6) of the "-- Limitation on Restriction on Distributions from Restricted Subsidiaries" covenant except that Superior Energy's or the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4)        any gain (or loss) realized upon the sale or other disposition of any assets of Superior Energy or its consolidated Subsidiaries consisting of the Issuer and the Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5)        extraordinary gains or losses;

(6)        any non-cash compensation charges in connection with stock options, restricted stock grants and similar employee benefit plans; and

(7)        the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to Superior Energy, the Issuer or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

            "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of Superior Energy and its consolidated Subsidiaries consisting of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1)        minority interests in such consolidated Subsidiaries held by Persons other than Superior Energy, the Issuer or a Restricted Subsidiary;

(2)        excess of cost over fair value of assets of businesses acquired, as determined in good faith;

(3)        any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)        unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5)        treasury stock;

(6)        cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7)        Investments in and assets of Unrestricted Subsidiaries.

            "Covenant Defeasance" has the meaning set forth above under the caption "-- Defeasance."

            "Credit Agreement" means the First Amendment to Amended and Restated Credit Agreement dated as of May 2, 2001, by and among, the Company, Superior Energy, the lenders referred to therein, Bank One, Louisiana, National Association, as Agent, Wells Fargo Bank Texas, N.A., as Syndication Agent, and Whitney National Bank, as Documentation Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

            "Credit Facilities" means one or more debt facilities (including the Credit Agreement) or commercial paper facilities for the benefit of Superior Energy, the Issuer and the Restricted Subsidiaries, or any of them, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Cross Acceleration Provision" has the meaning set forth above under the caption "-- Defaults."

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Defeasance Trust" has the meaning set forth above under the caption "-- Defeasance."

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock or (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Change of Control" and (ii) any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.

            "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)        all income tax expense of Superior Energy, the Issuer and their consolidated Restricted Subsidiaries;

(2)        Consolidated Interest Expense;

(3)        depreciation and amortization expense of Superior Energy, the Issuer and their consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

(4)        all other non-cash charges of Superior Energy, the Issuers and their consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instrument, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

            "Effectiveness Date" has the meaning set forth above under the caption "-- Registered Exchange Offer; Registration Rights."

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "exchange notes" means the debt securities of the Issuer issued pursuant to the indenture in exchange for, and in an aggregate principal amount at maturity equal to, the outstanding notes, in compliance with the terms of the Registration Rights Agreement.

            "Exempt Foreign Subsidiary" means a Foreign Subsidiary that is classified as a "controlled foreign corporation" under the Code and, on or subsequent to the Issue Date, is not required to guarantee the notes pursuant to the circumstances described under the caption "-- Certain Covenants -- Future Guarantors" or the caption "-- Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries."

            "Foreign Subsidiary" means any Restricted Subsidiary not created or organized in the United States of America or any State thereof or the District of Columbia and that conducts all of its operations outside of the United States of America.

            "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "Global Note" has the meaning set forth above under the caption "-- Book-Entry, Delivery and Form."

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the notes on the terms provided for in the indenture.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Noteholder" means the Person in whose name a note is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(1)        the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)        all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3)        all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)        all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)        the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

(6)        all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)        all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8)        any Hedging Obligations of such Person;

if and to the extent any of the preceding items (other than the items described in the preceding clauses (4), (6), (7) and (8)) would appear on the liability side of a balance sheet of the specified Person prepared in accordance with GAAP. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Indebtedness shall not include obligations of any Person resulting from its endorsement of negotiable instruments for collection in the ordinary course of business.

            "indenture" has the meaning set forth above in the initial paragraph under the heading "Description of the Notes."

            "indirect participant" has the meaning set forth above under the caption "-- Book-Entry, Delivery and Form."

            "Initial Lien" has the meaning set forth above under the caption "-- Certain Covenants -- Limitation on Liens."

            "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments":

(1)        "Investment" shall include the portion (proportionate to Superior Energy's or the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Superior Energy or the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Superior Energy or the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) Superior Energy's or the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to Superior Energy's or the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)        any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB-- (or the equivalent) by S&P.

            "Issue Date" means May 2, 2001, the date on which the outstanding notes were originally issued.

            "Judgment Default Provision" has the meaning set forth above under the caption "-- Defaults."

            "Legal Defeasance" has the meaning set forth above under the caption "-- Defeasance."

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

            "MARAD Financier" means each of (1) the Persons whose loans, whether evidenced by notes or bonds, to a Special Purpose Vessel Entity are guaranteed, in whole or part, by the Maritime Administration under Title XI of the Merchant Marine Act of 1936, as amended, and (2) the Maritime Administration as such guarantor of such loans.

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)        all legal, title and recording tax expenses, commission and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)        taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangement;

(3)        all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(4)        all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(5)        the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Superior Energy, the Issuer or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net taxes paid or payable as a result thereof.

            "Non-Recourse Debt" means Indebtedness:

(1)        as to which neither the Issuer nor Superior Energy, nor any Restricted Subsidiary (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable (as a guarantor pursuant to a Guarantee or otherwise), in each case, other than under one or more unsecured Guarantees from time to time entered into by Superior Energy to Guarantee the payment of outstanding borrowed money Indebtedness and related interest, fees, expenses, indemnification and other costs of a Special Purpose Vessel Entity owed to MARAD Financiers that finance such Special Purpose Vessel Entity's acquisition (whether through outright purchase or the payment of periodic contractual construction costs) of liftboats and other marine equipment owned solely by such Special Purpose Vessel Entity, provided that all such Guarantees are incurred in compliance with the provisions under the captions "-- Certain Covenants -- Limitation on Indebtedness" and "-- Certain Covenants -- Limitation on Restricted Payments and such Guarantees solely Guarantee such obligations owed by a Special Purpose Vessel Entity to MARAD Financiers (each such Guarantee, a "Vessel Guarantee");"

(2)        no default with respect to (other than with respect to a Vessel Guarantee, and in such regard, solely with respect to Superior Energy) which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer, Superior Energy or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)        as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer, Superior Energy or any Restricted Subsidiary.

            "notes" means collectively the outstanding notes and the exchange notes.

            "outstanding notes" means the outstanding 8 7/8% Senior Notes due May 15, 2001 issued on May 2, 2001 by the Issuer.

            "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable pursuant to the documentation governing such Indebtedness.

            "participant" has the meaning set forth above under the caption "-- Book-Entry, Delivery and Form."

            "Permitted Investment" means an Investment by Superior Energy, the Issuer or any Restricted Subsidiary in:

(1)        the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)        another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such person's primary business is a Related Business;

(3)        cash and Temporary Cash Investments;

(4)        receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionaire trade terms as the Company or any Such Restricted Subsidiary deems reasonable under the circumstances;

(5)        payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)        loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7)        stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)        any Person to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock;" and

(9)        other Investments to the extent paid for with common stock of Superior Energy.

            "Permitted Liens" means, with respect to any Person:

(1)        pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)        Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Superior Energy, the Issuer or any Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Superior Energy, the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(3)        Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

(4)        Liens in favor of issuers of surety bonds, letters of credit and similar instruments issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such surety bonds, letters of credit and similar instruments do not constitute Indebtedness, other than Indebtedness permitted by clause (8) of paragraph (b) under "-- Certain Covenants -- Limitation on Indebtedness;"

(5)        survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)        Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto or the proceeds or products of such property, plant or equipment), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion or construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)        Liens to secure Indebtedness permitted under the provisions described in clauses (1) and (9) of paragraph (b) under "-- Certain Covenants -- Limitation on Indebtedness" and Guarantees of such Indebtedness to the extent permitted by clause (10) of paragraph (b) under "-- Certain Covenants -- Limitation on Indebtedness;"

(8)        Liens existing on the Issue Date;

(9)        Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)        Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)        Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person;

(12)        Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligations; and

(13)        Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9) or (10); provided, however, that:

(A)        such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)        the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (8), (9) or (10) at the time the original Lien became a permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock" and secures any portion of Indebtedness Incurred in connection with the acquisition or refinancing of such Additional Asset which exceeds the amount, and corresponding interest thereon, by which the purchase price of such asset exceeded such Net Available Cash utilized to acquire such asset. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

            "Public Equity Offering" means an underwritten primary public offering of Capital Stock of Superior Energy (other than Disqualified Stock) pursuant to an effective registration statement under the Securities Act, to the extent the Net Cash Proceeds are contributed to the Issuer.

            "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Issuer or (B) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Registration Rights Agreement" means the Registration Rights Agreement dated April 27, 2001, among the Issuer, Superior Energy, the Subsidiary Guarantors, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Raymond James & Associates, Inc. and Banc One Capital Markets, Inc.

            "Reinstatement Date" has the meaning set forth above under the caption "-- Suspended Covenants."

            "Related Business" means any business in which Superior Energy, the Issuer or any Restricted Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary to any business of Superior Energy, the Issuer or any Restricted Subsidiary in which any of them was engaged on the Issue Date.

            "Restricted Payment" with respect to any Person means:

(1)        the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)        the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Superior Energy or the Issuer held by an Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Superior Energy or the Issuer (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Superior Energy that is not Disqualified Stock);

(3)        the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4)        the making of any Investment (other than a Permitted Investment) in any Person.

            "Restricted Subsidiary" means, without duplication, any Subsidiary of Superior Energy or the Issuer which, at the relevant time of determination, is neither an Unrestricted Subsidiary nor a co-issuer of the notes.

            "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

            "Sale/Leaseback Transaction" means an arrangement relating to property owned by Superior Energy, the Issuer or a Restricted Subsidiary on the Issue Date or thereafter acquired by Superior Energy, the Issuer or a Restricted Subsidiary whereby Superior Energy, the Issuer or a Restricted Subsidiary transfers such property to a Person and Superior Energy, the Issuer or a Restricted Subsidiary leases it from such Person.

            "SEC" means the Securities and Exchange Commission.

            "Senior Indebtedness" means, with respect to any Person on any date of determination (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred and (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable and (C) Hedging Obligations, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of such Person to any Subsidiary of such Person, (ii) any liability for Federal, state, local or other taxes owed or owing by such Person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instrument evidencing such liabilities), (iv) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indenture.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the date of the indenture.

            "Special Purpose Vessel Entity" means a Wholly Owned Subsidiary (1) whose sole nature of business and purposes are (A) to purchase, construct or acquire liftboats, and related marine equipment, supplies and other provisions and to hold, charter and otherwise transfer to Superior Energy, the Issuer or any Restricted Subsidiary such liftboats, equipment, supplies and other provisions, (B) to provide (or arrange for the provision of) necessary services for holding or making available for charter or other transfer to Superior Energy, the Issuer or any Restricted Subsidiary such liftboats, equipment, supplies and other provisions, (C) to enter into agreements necessary to construct, acquire or finance the acquisition and maintenance of its liftboats and related marine equipment, supplies and other provisions and to hold, charter or otherwise transfer such liftboats, equipment, supplies and other provisions to Superior Energy, the Issuer or any Restricted Subsidiary, (D) to dividend, loan or otherwise divest proceeds from its ownership of liftboats and related marine equipment, supplies and other provisions and any other income as determined by its governing body, and in each case in compliance with the terms and agreements of its financing agreements entered into in the ordinary course of financing such liftboats, equipment, supplies and other provisions, including those required by any of its MARAD Financiers and (E) to engage in any lawful act or activity and to exercise any power under the statutory basis of its formation which are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in the preceding clauses (A) through (D), and (2) that in fact, and during the time that it does in fact, charter its liftboats solely to Superior Energy, the Issuer or any Restricted Subsidiary, in each case as soon as reasonably and commercially possible following the time that such liftboats are, mechanically, ready and available for charter and on terms and provisions acceptable to such hirers based on a "bareboat" charter, which terms shall include charter payment terms that are fundamentally based on costs and expenses incurred by such Wholly Owned Subsidiary in connection with the performance of its business and purposes described in the preceding clause (1) and a base charter term period that ends no earlier than one year following the stated maturity date of the notes.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Obligation" means with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

            "Subsidiary" means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (A) such Person, (B) such Person and one or more Subsidiaries of such Person or (C) one or more Subsidiaries of such Person, and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "Subsidiary Guarantor" means 1105 Peters Road, L.L.C., Ace Rental Tools, L.L.C., Nautilus Pipe & Tool Rental, L.L.C., Connection Technology, L.L.C., Drilling Logistics, L.L.C., Environmental Treatment Investments, L.L.C., F&F Wireline Service, L.L.C., Fastorq, L.L.C., H.B. Rentals, L.C., Hydro-Dynamics Oilfield Contractors, Inc., International Snubbing Services, L.L.C., Non-Magnetic Rental Tools, L.L.C., Oil Stop, L.L.C., Production Management Industries, L.L.C., Stabil Drill Specialties, L.L.C., Sub-Surface Tools, L.L.C., Superior Energy Services, L.L.C., SELIM LLC, SEGEN LLC, SE Finance LP, Tong Rentals and Supply Co., LLC, Blowout Tools, Inc. and Wild Well Control, Inc., and any other Subsidiary of Superior Energy or the Issuer that Guarantees the Issuer's obligations with respect to the notes, and in each case, any successor Person; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guaranty is released in accordance with the terms of the indenture.

            "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Issuer's obligations with respect to the notes.

            "Successor Company" has the meaning set forth above under the caption "-- Certain Covenants -- Merger and Consolidation."

            "Superior Energy" means Superior Energy Services, Inc., a Delaware corporation, and any successor corporation.

            "Superior Energy Guaranty" means the Guarantee by Superior Energy of the Company's obligations with respect to the notes contained in the indenture.

            "Suspended Covenants" has the meaning set forth under the caption "-- Suspended Covenants."

            "Temporary Cash Investments" means any of the following:

(1)        any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)        investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at lease on nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)        repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)        investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of American with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and

(5)        investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

            "Trust Indenture Act" has the meaning set forth above in the initial paragraph under the heading "Description of the Notes."

            "Trustee" has the meaning set forth above in the initial paragraph under the heading "Description of the Notes."

            "Unrestricted Subsidiary" means (i) at any time that it is a Special Purpose Vessel Entity, Superior Energy Liftboats, L.L.C., and (ii) any other Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that each such Subsidiary described in the preceding clauses (i) and (ii):

(1)        has no Indebtedness to any Person other than (A) Non-Recourse Debt or (B) Indebtedness owed to the Company, Superior Energy or any Restricted Subsidiary;

(2)        is not party to any agreement, contract, arrangement or understanding with the Issuer, Superior Energy or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer, Superior Energy or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)        is a Person with respect to which neither the Issuer nor Superior Energy, nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Capital Stock or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)        has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer, Superior Energy or any Restricted Subsidiary.

            Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate of Superior Energy certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary or, in addition to such referenced requirements, with respect to Superior Energy Liftboats, L.L.C. or any other Person that constitutes a Special Purpose Vessel Entity, Superior Energy Liftboats, L.L.C. or such other Person would at any time fail to constitute the Special Purpose Vessel Entity, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture, and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under paragraph (a) of the covenant described above under the caption "-- Certain Covenants -- Limitation on Indebtedness," the Issuer shall be in default of such covenant).

            The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if:

(1)        such Indebtedness is permitted under paragraph (a) of the covenant described above under the caption "-- Certain Covenants -- Limitation on Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2)        no Default would occur or be in existence following such designation.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Vessel Guarantee" has the meaning set forth in clause (1) of the defined term "Non-Recourse Debt."

            "Voting Stock" of a Person means all classes of Capital Stock or other interest (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly Owned Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

DESCRIPTION OF OTHER INDEBTEDNESS

 Bank Credit Facility

             We have a term loan and revolving bank credit facility that was implemented in October 2000, and amended in December 2000 and again in May 2001 concurrently with the issuance of the outstanding notes, which provides a $50.0 million term loan and $70.0 million revolving credit facility. As of June 30, 2001, the amounts outstanding under our term loan and revolving credit facility were $47.5 million and $17.0 million, respectively. At June 30, 2001, the weighted average interest rate on our credit facility was 6.25% per annum. The term loan presently requires quarterly principal installments that commenced June 30, 2001 in the amount of $2.5 million per quarter with a balance of $10.0 million being due and payable when it matures on May 2, 2005. Our credit facility bears interest at a LIBOR rate plus margins that depend on our leverage ratio.

            Our obligations under our credit facility are guaranteed on a joint and several basis by our parent company and our principal domestic subsidiaries. Indebtedness under our credit facility is secured by substantially all of our assets, including the pledge of the membership interests of our subsidiaries.

            Our credit facility contains customary events of default and requires that we satisfy various financial covenants. It also limits our ability to make capital expenditures, pay dividends or make other distributions, make acquisitions, make changes to our capital structure, create liens or incur additional indebtedness. An event of default under our credit facility would allow the lenders to accelerate or, in certain cases, would automatically cause the acceleration of, the maturity of the indebtedness under our credit facility. Such acceleration would restrict our ability to meet our obligations with respect to the notes.

Accrued Contingent Payments

            Most of our acquisitions have involved additional contingent consideration based upon the acquired companies attaining specified EBITDA levels over a period of time following the acquisition. Additional consideration for all of our other past acquisitions will be payable, if at all, within the next three years and will not exceed $46.0 million. As stated above, contingent consideration for these acquisitions are based upon the companies attaining specified average EBITDA during this period.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

             The following general discussion of certain U.S. federal income tax considerations relating to the exchange notes applies to you if you acquired the outstanding notes at the original issue price within the meaning of Section 1273 of the Code and hold the outstanding notes and exchange notes as a "capital asset" within the meaning of Section 1221 of the Code. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative positions of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

            We have not sought a ruling from the IRS with respect to the U.S. federal income tax consequences of the Exchange Offer or the acquiring, holding or disposing of an exchange note. There can be no assurance that the IRS will not challenge one or more of the conclusions described herein.

            This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, a person subject to the alternative minimum tax provisions of the Code). In addition, it is not intended to be wholly applicable to all categories of investors, some of which (like dealers in securities, banks, insurance companies, tax-exempt organizations, persons holding a note as part of a "straddle," hedge," conversion transaction" or other risk reduction transaction and persons who have a "functional currency" other than the U.S. dollar) may be subject to special rules.

            This discussion does not address any aspect of state, local or foreign law, or U.S. federal estate and gift tax law other than U.S. federal estate tax law as applicable to a Non-U.S. Holder nor does it address exchange notes held through a partnership or other pass-through entity.

We advise you to consult with your tax advisers regarding the federal, state, local and foreign tax consequences of holding and disposing of the exchange notes.

Tax Consequences to U.S. Holders

            The following general discussion is limited to certain United States federal income tax consequences to a holder of an exchange note that is a "U.S. Holder." For purposes of this discussion, a "U.S. Holder" is a beneficial owner of an exchange note that for U.S. federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation (or an entity treated as a corporation) created or organized in the United States or under the law of the United States, any state or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

            Taxation of Stated Interest on the Notes. Generally, payments of stated interest on an exchange note will be includible in a U.S. Holder's gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with the U.S. Holder's regular method of tax accounting.

            Sale, Exchange or Retirement of an Exchange Note. Each U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or retirement of an exchange note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of an exchange note is attributable to the payment of accrued interest on the exchange note not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder's adjusted tax basis in the exchange note. The gain or loss will be long-term capital gain or loss if the exchange note has been held for more than one year at the time of the sale, exchange or retirement. A U.S. Holder's initial basis in an exchange note generally will be the amount paid for the exchange note.

            Prospective investors should be aware that the resale of an exchange note may be affected by the "market discount" rules of the Code, under which a portion of any gain realized on the retirement or other disposition of an exchange note by a subsequent holder that acquires the exchange note at a market discount generally would be treated as ordinary income to the extent of the market discount that accrues while that holder holds the exchange note.

            Exchange Offer. The exchange of the exchange notes for the outstanding notes pursuant to the Exchange Offer will not constitute a material modification of the terms of the notes and therefore will not constitute a taxable event for U.S. federal income tax purposes. As such, the exchange will have no U.S. federal income tax consequences to a U.S. Holder, so that the U.S. Holder's holding period and adjusted tax basis for a note would not be affected, and the U.S. Holder would continue to take into account income in respect of an exchange note in the same manner as before the exchange.

            Information Reporting and Backup Withholding. A U.S. Holder of an exchange note may be subject, under certain circumstances, to information reporting and "backup withholding" at a rate of 31% with respect to certain "reportable payments," including interest on or principal (and premium, if any) of a note and the gross proceeds from a disposition of an exchange note. The backup withholding rules apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A U.S. Holder who does not provide us with its correct TIN also may be subject to penalties imposed by the IRS. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. We will report annually to the IRS and to each U.S. Holder of an exchange note the amount of any "reportable payments" and the amount of tax withheld, if any, with respect to those payments.

            Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a refund or as a credit against that U.S. Holder's U.S. federal income tax liability, provided the requisite procedures are followed.

Tax Consequences to Non-U.S. Holders

            The following general discussion is limited to certain United States federal income tax consequences to a holder of a note that is a "Non-U.S. Holder." As used herein, a "Non-U.S. Holder" is a beneficial owner of an exchange note, that, for U.S. federal income tax purposes, is (i) a nonresident alien individual, (ii) a corporation (or an entity treated as a corporation) created or organized in or under the law of a country (or a political subdivision thereof) other than the United States or (iii) a foreign estate or trust, which generally is an estate or trust that is not a U.S. Holder. For purposes of the withholding tax discussed below (other than backup withholding), a Non-U.S. Holder includes a nonresident fiduciary of an estate or trust. For purposes of the discussion below, interest and gain on the sale, exchange or other disposition of the exchange notes will be considered to be "U.S. trade or business income" if such income or gain is:

  effectively connected with the conduct of a U.S. trade or business; or

  in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.

            Interest. Generally, interest paid to a Non-U.S. Holder of an exchange note will not be subject to United States federal income or withholding tax if such interest is not U.S. trade or business income and is "portfolio interest." Generally, interest on the exchange notes will qualify as portfolio interest if the Non-U.S. Holder:

  does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

  is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code; and

  certifies, under penalties of perjury on a Form W-8BEN, that such holder is not a United States person and provides such holder's name and address.

            The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax. To claim an exemption from withholding, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8BEN (claiming treaty benefits) or W-8ECI (claiming exemption from withholding because income is U.S. trade or business income) (or such successor forms as the IRS designates), as applicable prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, under these regulations special procedures are provided for payments through qualified intermediaries.

            Disposition of the exchange notes. A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of the exchange notes unless:

  the gain is U.S. trade or business income in which case the branch profits tax may also apply to a corporate Non-U.S. Holder;

  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other requirements; or

  the Non-U.S. Holder is subject to U.S. tax under provisions applicable to certain U.S. expatriates (including certain former citizens or residents of the United States).

            United States Federal Estate Tax. Exchange notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to United States federal estate tax, provided that the interest on such exchange notes would be exempt as portfolio interest when received by the Non-U.S. Holder at the time of his or her death.

Information Reporting Requirements and Backup Withholding Tax

            We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

            The 31% backup withholding tax and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

            The payment of the proceeds from the disposition of the exchange notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the exchange notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a "U.S. related person"). In the case of the payment of the proceeds from the disposition of the exchange notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting (but not back-up withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

            Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the holder's U.S. federal income tax liability, if any, if the holder provides the required information to the IRS.

PLAN OF DISTRIBUTION

             Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until          , 2001, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

            We will not receive any proceeds from any sales of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

            For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

             The validity of the exchange notes will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana. Certain matters will be passed upon for the Initial Purchasers by Fulbright & Jaworski L.L.P., Houston, Texas.

EXPERTS

             The consolidated financial statements of Superior Energy Services, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the two-year period ended December 31, 2000, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

             The consolidated financial statements of Superior Energy Services, Inc. (formerly Cardinal Holding Corp.) for the year ended December 31, 1998, appearing and incorporated by reference in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing and incorporated by reference elsewhere herein, and are included and incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE

AUDITED FINANCIAL STATEMENTS:
Reports of Independent Auditors
KPMG LLP	F-2
Ernst & Young LLP	F-3
Consolidated Balance Sheets as of December 31, 2000 and 1999	F-4
Consolidated Statements of Operations for the years ended
December 31, 2000, 1999 and 1998	F-5
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
for the years ended December 31, 2000, 1999 and 1998	F-6
Consolidated Statements of Cash Flows for the years ended
December 31, 2000, 1999 and 1998	F-7
Notes to Consolidated Financial Statements	F-8

UNAUDITED FINANCIAL STATEMENTS:
Consolidated Balance Sheets at March 31, 2001 and
December 31, 2000	F-28
Consolidated Statements of Operations for the three months ended
March 31, 2001 and 2000	F-29
Consolidated Statements of Cash Flows for the three months ended
March 31, 2001 and 2000	F-30
Notes to Unaudited Consolidated Financial Statements	F-31

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Superior Energy Services, Inc.:

            We have audited the consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. In connection with our audit of the consolidated financial statements, we also have audited the accompanying financial statement schedule, "Valuation and Qualifying Accounts," for the years ended December 31, 2000 and 1999. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

            We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Superior Energy Services, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                                                                                                        KPMG LLP

New Orleans, Louisiana
February 23, 2001, except as
to note 16, which is as
of May 2, 2001

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Superior Energy Services, Inc.:

            We have audited the accompanying consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows of Superior Energy Services, Inc. and subsidiaries (formerly Cardinal Holding Corp.) for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Superior Energy Services, Inc. and subsidiaries for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

                                                                                                                                        ERNST & YOUNG LLP

New Orleans, Louisiana
March 2, 1999

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31, 2000 and 1999
(In thousands, except share data)

	2000	1999

ASSETS

Current assets:
Cash and cash equivalents	$ 4,254	$ 8,018
Accounts receivable -- net of allowance for doubtful accounts of $2,292 in 2000 and $2,892 in 1999	74,010	41,878
Deferred income taxes	3,506	1,437
Prepaid insurance and other	7,000	4,789

Total current assets	88,770	56,122

Property, plant and equipment -- net	202,498	134,723
Goodwill -- net of accumulated amortization of $4,758 in 2000 and $1,706 in 1999	114,650	78,641
Notes receivable	19,213	8,898
Other assets -- net of accumulated amortization of $1,221 in 2000 and $675 in 1999	5,545	3,871

Total assets	$ 430,676	$ 282,255

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 22,670	$ 9,196
Accrued expenses	14,660	15,473
Current maturities of long-term debt	16,402	2,579
Notes payable	--	3,669

Total current liabilities	53,732	30,917

Deferred income taxes	24,304	12,392
Long-term debt	146,393	117,459
Stockholders' equity:
Preferred stock of $.01 par value. Authorized, 5,000,000 shares; none issued	--	--
Common stock of $.001 par value. Authorized, 125,000,000 shares; issued and outstanding 67,803,304 and 59,810,789 at December 31, 2000 and 1999, respectively	68	60
Additional paid-in capital	315,304	248,934
Accumulated other comprehensive income	58	--
Accumulated deficit	(109,183)	(127,507)

Total stockholders' equity	206,247	121,487

Total liabilities and stockholders' equity	$ 430,676	$ 282,255

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2000, 1999 and 1998
(In thousands, except per share data)

	2000	1999	1998

Revenues	$ 257,502	$ 113,076	$ 82,223

Costs and expenses:
Cost of services	147,601	67,364	43,938
Depreciation and amortization	22,255	12,625	6,522
General and administrative	44,287	23,071	16,205

Total costs and expenses	214,143	103,060	66,665

Income from operations	43,359	10,016	15,558
Other income (expense):
Interest expense, net of amounts capitalized	(12,078)	(12,969)	(13,206)
Interest income	1,898	308	--

Income (loss) before income taxes and extraordinary losses	33,179	(2,645)	2,352
Income taxes	(13,298)	611	(1,149)

Income (loss) before extraordinary losses	19,881	(2,034)	1,203
Extraordinary losses, net of income tax benefit of $996 in 2000, $2,124 in 1999, and $214 in 1998	(1,557)	(4,514)	(10,885)

Net income (loss)	$ 18,324	$ (6,548)	$ (9,682)

Basic earnings (loss) per share:
Earnings (loss) before extraordinary losses	$ 0.30	$ (0.11)	$ 0.06
Extraordinary losses	(0.02)	(0.14)	(1.33)

Earnings (loss) per share	$ 0.28	$ (0.25)	$ (1.27)

Diluted earnings (loss) per share:
Earnings (loss) before extraordinary losses	$ 0.30	$ (0.11)	$ 0.06
Extraordinary losses	(0.02)	(0.14)	(1.33)

Earnings (loss) per share	$ 0.28	$ (0.25)	$ (1.27)

Weighted average common shares used in computing earnings (loss) per share:
Basic	64,991	31,131	8,190

Diluted	65,921	31,131	8,190

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
Years Ended December 31, 2000, 1999 and 1998
(In thousands, except share data)

	Preferred Stock Shares	Preferred Stock	Common Stock Shares	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings (Accumulated Deficit)	Total

Balances, December 31, 1997	25,917	$ 250	20,394,983	$ 20	$ 1,580		$ 3,795	$ 5,645
Net loss	--	--	--	--	--	--	(9,682)	(9,682)
Recapitalization	(12,250)	(249)	(15,053,318)	(15)	55,767	--	(113,004)	(57,501)
Stock issued under subordinated debt agreement	404	--	146,771	--	2,300	--	--	2,300
Stock awarded to management	137	--	49,895	--	800	--	--	800
Stock issued subsequent to recapitalization	5,484	1	441,770	--	17,099	--	--	17,100
Stock issued to sellers of acquired businesses	308	--	92,505	--	1,398	--	--	1,398
Dividends on preferred stock	252	--	--	--	738	--	(738)	--

Balances, December 31, 1998	20,252	2	6,072,606	5	79,682	--	(119,629)	(39,940)
Net loss	--	--	--	--	--	--	(6,548)	(6,548)
Stock issued for cash	2,312	--	15,515,437	16	54,984	--	--	55,000
Dividends on preferred stock	1,084	--	--	--	1,330	--	(1,330)	--
Stock issued under subordinated debt agreement	54	--	19,167	--	130	--	--	130
Merger with Superior Energy Services, Inc	--	--	28,849,523	29	109,052	--	--	109,081
Preferred stock conversion -- Merger with Superior Energy Services, Inc	(23,702)	(2)	8,632,356	9	(9)	--	--	(2)
Acquisition of Production Management Companies, Inc	--	--	610,000	1	3,452	--	--	3,453
Exercise of stock options	--	--	111,700	--	313	--	--	313

Balances, December 31, 1999	--	--	59,810,789	60	248,934	--	(127,507)	121,487
Comprehensive income:
Net income	--	--	--	--	--	--	18,324	18,324
Other comprehensive income -- Foreign currency translation adjustment	--	--	--	--	--	58	--	58

Total comprehensive income	--	--	--	--	--	58	18,324	18,382
Stock issued for cash	--	--	7,300,000	7	63,240	--	--	63,247
Exercise of stock options	--	--	705,476	1	3,203	--	--	3,204
Acquisition of common stock	--	--	(12,961)	--	(73)	--	--	(73)

Balances, December 31, 2000	--	$ --	67,803,304	$ 68	$ 315,304	$ 58	$ (109,183)	$206,247

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2000, 1999 and 1998
(In thousands)

	2000	1999	1998

Cash flows from operating activities:
Net income (loss)	$ 18,324	$ (6,548)	$ (9,682)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Extraordinary losses	1,557	4,514	10,885
Gain on disposal of assets	--	--	(732)
Stock compensation awards	--	--	800
Deferred income taxes	8,348	(1,868)	(44)
Depreciation and amortization	22,255	12,625	6,522
Amortization of debt acquisition costs	377	593	565
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(22,938)	3,312	(3,913)
Other -- net	(1,172)	1,628	(1,090)

Accounts payable	7,463	(4,620)	3,871
Accrued expenses	(4,151)	4,009	(2,178)
Income taxes	504	820	(1,410)

Net cash provided by operating activities	30,567	14,465	3,594

Cash flows from investing activities:
Payments for purchases of property and equipment	(57,257)	(9,179)	(19,039)
Proceeds from sales of assets	--	--	2,700
Businesses acquired, net of cash acquired	(40,827)	(4,114)	(22,373)
Increase in notes receivable	(10,315)	--	--
Other	(2,315)	--	--

Net cash used in investing activities	(110,714)	(13,293)	(38,712)

Cash flows from financing activities:
Net borrowings (payments) on notes payable	(3,713)	(4,440)	2,117
Net decrease in bank overdraft	--	--	(1,370)
Proceeds from long-term debt	148,100	125,000	133,500
Principal payments on long-term debt	(133,331)	(165,786)	(40,615)
Debt acquisition costs	(1,124)	(2,827)	(4,371)
Payment of premium on subordinated debt	--	(835)	--
Redemption of stock warrants	--	--	(13,320)
Proceeds from issuance of stock	63,247	55,000	74,353
Proceeds from exercise of stock options	3,204	313	--
Payments to redeem stock	--	--	(114,755)

Net cash provided by financing activities	76,383	6,425	35,539

Net increase (decrease) in cash and cash equivalents	(3,764)	7,597	421
Cash and cash equivalents at beginning of year	8,018	421	--

Cash and cash equivalents at end of year	$ 4,254	$ 8,018	$ 421

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000, 1999 and 1998

(1)         Merger

            On July 15, 1999, Superior consummated a subsidiary merger (the "Merger") whereby it acquired all of the outstanding capital stock of Cardinal Holding Corp. ("Cardinal") from the stockholders of Cardinal. Due to the fact that the former Cardinal shareholders received 51% of the outstanding common stock at the date of the Merger, among other factors, the Merger has been accounted for as a reverse acquisition (i.e., a purchase of Superior by Cardinal) under the purchase method of accounting. As such, the Company's consolidated financial statements and other financial information reflect the historical operations of Cardinal for periods and dates prior to the Merger. The net assets of Superior, at the time of the Merger, have been reflected at their estimated fair value pursuant to the purchase method of accounting at the date of the Merger.

            As used in the consolidated financial statements for Superior Energy Services, Inc., the term "Superior" refers to the Company as of dates and periods prior to the Merger and the term "Company" refers to the combined operations of Superior and Cardinal after the consummation of the Merger.

(2)        Summary of Significant Accounting Policies

            (a)     Basis of Presentation

            The consolidated financial statements include the accounts of the Company. All significant intercompany accounts and transactions are eliminated in consolidation.

            (b)     Business

            The Company is a leading provider of specialized oilfield services and equipment focusing on serving the production-related needs of oil and gas companies in the Gulf of Mexico. The Company believes it is one of the few service providers in the Gulf of Mexico capable of providing most of the post wellhead products and services necessary to operate and maintain offshore producing wells as well as plug and abandonment services at the end of their life cycle. The Company believes that its ability to provide its customers with multiple services and to coordinate and integrate their delivery allows it to maximize efficiency, reduce lead time and provide cost-effective services for its customers. A majority of the Company's business is conducted with major and independent oil and gas exploration companies. The Company continually evaluates the financial strength of its customers but does not require collateral to support the customer receivables.

            The Company's well services, wireline, marine and tank cleaning services are contracted for specific projects on either a day rate or turnkey basis. Rental tools are leased to customers on an as-needed basis on a day rate basis. The Company derives a significant amount of its revenue from a small number of major and independent oil and gas companies. In 2000, one customer accounted for approximately 10.3% of the Company's total revenue primarily in the well services, field management, wireline and environmental segments. No single customer represented 10% or more of the Company's total revenue in 1999 or 1998. The inability of the Company to continue to perform services for a number of its large existing customers, if not offset by sales to new or existing customers, could have a material adverse effect on the Company's business and financial condition.

            (c)     Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            (d)     Property, Plant and Equipment

            Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings and improvements	15 to 30 years
Marine vessels and equipment	5 to 18 years
Machinery and equipment	5 to 15 years
Automobiles, trucks, tractors and trailers	2 to 5 years
Furniture and fixtures	3 to 7 years

            The Company capitalizes interest on borrowings during the active construction period of major capital projects. Capitalized interest is added to the cost of the underlying assets and is amortized over the useful lives of the assets. For 2000, the Company capitalized approximately $242,000 of interest for various capital expansion projects. No interest was capitalized in 1999 or 1998.

            Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Change in Accounting Estimate

            Effective October 1, 1999, the Company changed the estimated useful lives on its marine vessels from fifteen years to eighteen years. The Company believes the revised estimated useful lives more appropriately reflect its financial results by better matching costs over the estimated useful lives of these assets. As a result of this change, 1999 net income was increased approximately $350,000.

            (e)     Goodwill

            The Company amortizes costs in excess of fair value of the net assets of businesses acquired using the straight-line method over a period not to exceed 30 years. Recoverability is reviewed by comparing the future net of cash flows of the assets to which the goodwill applies, to the net book value, including goodwill, of such assets. Goodwill amortization expense recorded for the years ended December 31, 2000, 1999 and 1998 was $3,052,000, $1,480,000 and $226,000, respectively.

            (f)     Other Assets

            Other assets consist primarily of a deposit, long-term receivables, debt acquisition costs and covenants not to compete. Debt acquisition costs are being amortized over the term of the related debt, which is approximately five years. The amortization of debt acquisition costs, which is classified as interest expense, was $377,000, $593,000, and $565,000 for the years ended December 31, 2000, 1999 and 1998, respectively. The covenants not to compete are being amortized over the terms of the agreements, which is four years. Amortization expense recorded on the covenants not to compete for the years ended December 31, 2000, 1999 and 1998 was $386,000, $265,000, and $163,000, respectively.

            (g)     Cash Equivalents

            The Company considers all short-term deposits with a maturity of ninety days or less to be cash equivalents.

            (h)     Revenue Recognition

            For the Company's marine, well services, wireline, rental tool operations and environmental cleaning services, revenue is recognized when services or equipment are provided. The Company contracts for marine, well services, wireline and environmental projects either on a day rate or turnkey basis, with a majority of its projects conducted on a day rate basis. The Company's rental tools are leased on a day rate basis, and revenue from the sale of equipment is recognized when the equipment is shipped. Reimbursements from customers for the cost of rental tools that are damaged or lost downhole are reflected as revenue at the time of the incident.

            (i)     Income Taxes

            The Company provides for income taxes in accordance with Statement of Financial Accounting Standards (FAS) No. 109, Accounting for Income Taxes. FAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes reflect the impact of temporary differences between amounts of assets for financial reporting purposes and such amounts as measured by tax laws.

            (j)     Earnings per Share

            Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed in the same manner as basic earnings per share except that the denominator is increased to include the number of additional common shares that could have been outstanding assuming the exercise of stock options, convertible preferred stock shares and warrants and the potential shares that would have a dilutive effect on earnings per share.

            On July 15, 1999, the Company affected an approximate 364 to 1 stock issuance as a result of the Merger. All earnings per common share amounts, references to common stock, and stockholders' equity amounts have been restated as if the stock issuance had occurred as of the earliest period presented. The effect of the preferred dividends on arriving at the income available to common stockholders was zero in 2000, $1,330,000 in 1999, and $738,000 in 1998. The number of dilutive stock options used in computing diluted earnings per share was 930,000 in 2000, and these securities were anti-dilutive in 1999 and 1998.

            (k)     Financial Instruments

            The Company uses interest rate swap agreements to manage its interest rate exposure. The Company specifically designates these agreements as hedges of debt instruments and recognizes interest differentials as adjustments to interest expense in the period the differentials occur. Under interest rate swap agreements, the Company agrees with other parties to exchange, at specific intervals, the difference between fixed-rate and variable-rate interest amounts calculated by reference to an agreed-upon notional principal amount.

            (l)     Foreign Currency Translation

            The Company acquired foreign subsidiaries in October 2000. Assets and liabilities of the Company's foreign subsidiaries are translated at current exchange rates, while income and expense are translated at average rates for the period. Translation gains and losses are reported as the foreign currency translation component in stockholders' equity.

(3)         Supplemental Cash Flow Information (in thousands)

	2000	1999	1998

Cash paid for:
Interest	$ 12,135	$ 12,019	$ 10,329

Income taxes	$ 4,368	$ 251	$ 2,846

Details of acquisitions:
Fair value of assets	$ 65,373	$ 173,737	$ 25,626
Fair value of liabilities	(19,658)	(55,679)	(1,541)
Common stock issued	--	(112,531)	(1,398)

Cash paid	45,715	5,527	22,687
Less cash acquired	(4,888)	(1,413)	(314)

Net cash paid for acquisitions	$ 40,827	$ 4,114	$ 22,373

Non-cash investing activity:
Additional consideration due on two 1997 acquisitions	$ 18,449	$ --	$ --

Retainage payable due on vessel construction	$ 1,000	$ --	$ --

Amounts due under covenant not-to-compete	$ --	$ 893	$ --

Non-cash financing activity:
Stock dividends issued on preferred stock	$ --	$ 1,330	$ 738

Stock issued under subordinated debt agreement	$ --	$ 130	$ 2,300

(4)         Business Combinations

            In the year ended December 31, 2000, the Company acquired businesses for a total of $42.5 million in cash consideration. Additional consideration, if any, will be based upon the respective company's average EBITDA (earnings before interest, income taxes, depreciation and amortization expense) less certain adjustments. The total additional consideration, if any, will not exceed $22.1 million. These acquisitions have been accounted for as purchases and the acquired companies' assets and liabilities have been valued at their estimated fair market value at the date of acquisition. The purchase price allocated to net assets was approximately $26.1 million, and the excess purchase price over the fair value of the net assets of approximately $16.4 million was allocated to goodwill. The results of operations have been included from the respective company's acquisition date.

            Effective November 1, 1999, the Company acquired Production Management Companies, Inc. ("PMI") for aggregate consideration consisting of approximately $2.9 million in cash and 597,000 shares of the Company's common stock at an approximate trading price of $5.66. The acquisition was accounted for as a purchase, and PMI's results of operations have been included from November 1, 1999.

            On July 15, 1999, the Company acquired Cardinal through a merger by issuing 30,239,568 shares of the Company's common stock (see note 1). The valuation of Superior's net assets is based upon the 28,849,523 common shares outstanding prior to the Merger at the approximate trading price of $3.78 at the time of the negotiation of the Merger on April 21, 1999. The acquisition was accounted for as a purchase, and Superior's results of operations have been included from July 15, 1999.

            Effective July 1, 1999, Superior sold two subsidiaries for a promissory note having an aggregate principal amount of $8.9 million, which bears interest of 7.5% per annum. As part of the sale, the purchasers were granted the right to resell the capital stock of the two companies to the Company in 2002 subject to certain terms and conditions.

            The following unaudited pro forma information for the years ended December 31, 2000 and 1999, presents a summary of consolidated results of operations as if the Merger, the business acquisitions and the sales of the subsidiaries described above had occurred on January 1, 1999, with pro forma adjustments to give effect to amortization of goodwill, depreciation and certain other adjustments, together with related income tax effects (in thousands, except per share amounts):

	2000	1999

Revenues	$ 290,656	$ 230,486

Income before extraordinary losses	$ 20,273	$ 1,073

Basic earnings per share before extraordinary losses	$ 0.31	$ 0.02

Diluted earnings per share before extraordinary losses	$ 0.31	$ 0.02

            The above pro forma financial information is not necessarily indicative of the results of operations as they would have been had the acquisitions been effected on January 1, 1999.

            Most of the Company's acquisitions have involved additional contingent consideration based upon a multiple of the acquired companies' respective average EBITDA over a three-year period from the respective date of acquisition. In 2000, the Company capitalized additional consideration of $21.7 million related to three of its 1997 acquisitions, of which $18.4 million was paid in January 2001 from borrowings under its revolving credit facility. Additional consideration for the Company's other acquisitions will not exceed $53.5 million, but will be materially less than this amount if current performance levels continue for certain of these companies. Once determined, additional consideration will be capitalized as additional purchase price.

(5)         Property, Plant and Equipment

            A summary of property, plant and equipment at December 31, 2000 and 1999 (in thousands) is as follows:
	2000	1999

Buildings and improvements	$ 13,079	$ 10,076
Marine vessels and equipment	78,872	57,416
Machinery and equipment	137,271	87,982
Automobiles, trucks, tractors and trailers	8,459	5,427
Furniture and fixtures	4,015	3,088
Construction-in-progress	6,795	881
Land	3,404	2,730

	251,895	167,600
Accumulated depreciation	(49,397)	(32,877)

Property, plant and equipment, net	$ 202,498	$ 134,723

            The cost of property, plant and equipment leased to third parties was $6.9 million at December 31, 2000 and $7.1 million at December 31, 1999.

(6)         Debt

Notes Payable

            The Company's notes payable as of December 31, 2000 and 1999 consist of the following (in thousands):
	2000	1999

Notes payable -- bear interest at 7.25%, paid March 15, 2000	$ --	$ 3,669

            The notes payable outstanding at December 31, 1999 represent the additional contingent consideration that was earned by two of Superior's 1997 acquisitions and were paid according to their terms in 2000.

Long-Term Debt

             The Company's long-term debt as of December 31, 2000 and 1999 consist of the following (in thousands):

	2000	1999

Term Loan -- interest payable monthly at floating rate (8.65% at December 31, 2000), due in quarterly installments from December 2000 through October 2005	$ 127,500	$ --
Revolver -- interest payable monthly at floating rate (8.49% at December 31, 2000), due in October 2005	16,500	--
Notes payable -- bear interest at 7.25%, paid January 2, 2001 with Revolver	18,449	--
Previous Term Loan A -- paid in October 2000	--	21,551
Previous Term Loan B -- paid in October 2000	--	97,930
Other installment notes payable (interest rates ranging from 9% to 11.4%), due in 2001	346	557

	162,795	120,038
Less current portion	16,402	2,579

Long-term debt	$ 146,393	$ 117,459

            On October 17, 2000, the Company implemented a term loan and revolving credit facility to provide a $110 million term loan to refinance the Company's long-term debt and a $60 million revolving credit facility. The credit facility was amended in December 2000 to increase the term loan to $130 million. Under the amended credit facility, the term loan requires quarterly principal installments that commenced December 31, 2000 in the amount of $2.5 million a quarter and then increasing up to an aggregate of approximately $10 million a quarter for the last year until the facility matures on October 31, 2005. The credit facility bears interest at a LIBOR rate plus margins that depend on the Company's leverage ratio. Indebtedness under the credit facility is secured by substantially all of the Company's assets, including the pledge of the stock of the Company's subsidiaries. The credit facility contains customary events of default and requires that the Company satisfy various financial covenants. It also limits the Company's ability to make capital expenditures, pay dividends or make other distributions, make acquisitions, make changes to the Company's capital structure, create liens or incur additional indebtedness. At December 31, 2000, the Company was in compliance with all such covenants.

Extraordinary Losses

             The early extinguishment of the Company's indebtedness in October 2000 resulted in an extraordinary loss of $1.6 million, net of a $1.0 million income tax benefit, which resulted from the write-off of unamortized debt acquisition costs related to the prior credit facility. The early extinguishment of the Cardinal and Superior indebtedness in July 1999 resulted in an extraordinary loss of $4.5 million, net of a $2.1 million income tax benefit, which included the premium on the subordinated debt and the write-off of unamortized debt acquisition costs.

             Annual maturities of long-term debt for each of the five fiscal years following December 31, 2000 are as follows (in thousands):

2001	$ 16,402
2002	26,362
2003	26,274
2004	28,770
2005	64,987

Total	$ 162,795

(7)         Income Taxes

             The components of income tax expense (benefit), before the income tax effect of the extraordinary losses, for the years ended December 31, 2000, 1999 and 1998 are as follows (in thousands):

	2000	1999	1998

Current Federal	$ 3,851	$ (3,101)	$ 1,127
State	1,099	(150)	66

	4,950	(3,251)	1,193

Deferred Federal	8,125	2,354	(42)
State	223	286	(2)

	8,348	2,640	(44)

	$ 13,298	$ (611)	$ 1,149

            Income tax expense (benefit) differs from the amounts computed by applying the US. Federal income tax rate of 35% in 2000 and 34% in 1999 and 1998 to income before income taxes as follows (in thousands):
	2000	1999	1998

Computed expected tax expense (benefit)	$ 11,613	$ (899)	$ 800
Increase (decrease) resulting from:
Goodwill amortization	1,025	502	89
Interest related to warrants	--	--	130
State income taxes	481	136	75
Other	179	(350)	55

Income tax expense (benefit)	$ 13,298	$ (611)	$ 1,149

            The significant components of deferred income taxes at December 31, 2000 and 1999 are as follows (in thousands):
	2000	1999

Deferred tax assets:
Allowance for doubtful accounts	$ 894	$ 1,187
Alternative minimum tax credit and net operating loss carryforward	5,385	7,777
Other	1,061	854

	7,340	9,818
Valuation allowance	(255)	(1,198)

Net deferred tax assets	7,085	8,620

Deferred tax liabilities:
Property, plant and equipment	26,795	18,647
Other	1,088	928

	27,883	19,575

	$ 20,798	$ 10,955

            The net change in the valuation allowance was a decrease of $0.9 million for the year ended December 31, 2000 and an increase of $1.2 million for the year ended December 31, 1999. There was no valuation allowance at December 31, 1998. The net deferred tax assets reflect management's estimate of the amount that will be realized from future profitability and the reversal of taxable temporary differences that can be predicted with reasonable certainty.

             As of December 31, 2000, the Company had a net operating loss carryforward of an estimated $2.0 million, which is available to reduce future Federal taxable income through 2011, and an alternative minimum tax credit carryforward of an estimated $2.5 million. The Company also had various state net operating loss carryforwards of an estimated $25.9 million.

(8)         Stockholders' Equity

             In July 1999, the Company's stockholders approved the 1999 Stock Incentive Plan ("1999 Incentive Plan") to provide long-term incentives to its key employees, including officers and directors, consultants and advisers to the Company ("Eligible Participants"). Under the 1999 Incentive Plan, the Company may grant incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof to Eligible Participants for up to 5,929,327 shares of the Company's common stock. The Compensation Committee of the Board of Directors establishes the term and the exercise price of any stock options granted under the 1999 Incentive Plan, provided the exercise price may not be less than the fair market value of the common share on the date of grant.

             In addition to the 1999 Incentive Plan, Superior maintains its 1995 Stock Incentive Plan ("1995 Incentive Plan"), as amended. Under the 1995 Incentive Plan, as amended, the Company may grant incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof to Eligible Employees which consists of its key employees, including officers and directors who are employees of the Company for up to 1,900,000 shares of the Company's common stock. All of the Company's 1995 Stock Incentive Plan's options which have been granted are vested.

             Prior to the Merger, Cardinal had no stock option plan.

             A summary of stock options granted under the incentive plans for the years ended December 31, 2000 and 1999 is as follows:

	2000		1999

	Number of Shares	Weighted Average Price	Number of Shares	Weighted Average Price

Outstanding at beginning of year	4,134,917	$ 5.56	1,696,500	$ 4.49
Granted	917,500	$ 7.78	2,612,617	$ 5.74
Exercised	(658,800)	$ 4.96	(148,700)	$ 2.87
Forfeited	(45,000)	$ 6.47	(25,500)	$ 6.19

Outstanding at end of year	4,348,617	$ 6.11	4,134,917	$ 5.56

Exercisable at end of year	2,400,559	$ 5.70	1,522,300	$ 5.26

Available for future grants	2,546,210		3,406,210

            A summary of information regarding stock options outstanding at December 31, 2000 is as follows:
		Options Outstanding		Options Exercisable

Range of Exercise Prices	Shares	Remaining Contractual Life	Weighted Average Price	Shares	Weighted Average Price

$2.50 - $3.43	313,500	4 - 6 years	$ 2.99	313,500	$ 2.99

$4.75 - $9.25	4,035,117	6.5 -- 10 years	$ 6.35	2,087,059	$ 6.10

            The Company accounts for its stock based compensation under the principles prescribed by the Accounting Principles Board's Opinion No. 25, Accounting for Stock Issued to Employees (Opinion No. 25). However, Statement of Financial Accounting Standards (FAS) No. 123, Accounting for Stock-Based Compensation permits the continued use of the value based method prescribed by Opinion No. 25 but requires additional disclosures, including pro forma calculations of earnings and net earnings per share as if the fair value method of accounting prescribed by FAS No. 123 had been applied. The pro forma data presented below is not representative of the effects on reported amounts for future years (in thousands, except per share amounts).
	As Reported	Pro forma	As Reported	Pro forma
	2000	2000	1999	1999

Net income (loss)	$ 18,324	$14,488	$ (6,548)	$ (9,552)
Basic income (loss) per share	$ 0.28	$ 0.22	$ (0.25)	$ (0.35)
Diluted income (loss) per share	$ 0.28	$ 0.22	$ (0.25)	$ (0.35)
Average fair value of grants during the year	$ --	$ 5.35	$ --	$ 3.64
Black-Scholes option pricing model
assumptions:
Risk free interest rate		5.2%		5.8%
Expected life (years)		3		2
Volatility		128.75%		125.7%
Dividend yield		--		--

            In 1999 and 1998, pursuant to the stock awards plan adopted by Cardinal, shares of Class A common stock and Class C preferred stock were awarded to certain members of management. Compensation expense was recorded for fair value of these awards, as estimated based on sales of similar stock. The stock awards plan was eliminated as a result of the Merger.

            In February 1998, Cardinal completed a recapitalization and refinancing which was funded through a combination of senior secured debt, subordinated debt and equity investments. As a result of the recapitalization, Cardinal recorded an increase in equity of $57.5 million from the issuance of Class A common stock and Class C preferred stock; incurred $7.1 million of costs associated with the debt acquisition and reduction to net proceeds from the issuance of stock; recorded a reduction in equity of $114.8 million from the redemption of Class A common stock and Class C preferred stock; and recorded an extraordinary loss of $10.9 million for the estimated value of warrants of $10.5 million and unamortized debt acquisition costs of $379,000 (net of $214,000 income tax benefit).

(9)         Profit-Sharing Plan

             The Company maintains various defined contribution profit-sharing plans for employees who have satisfied minimum service and age requirements. Employees may contribute up to 15% of their earnings to the plans. The Company matches employees' contributions up to 2.5% of an employee's salary. The Company made contributions of $729,000, $142,000 and $299,000 in 2000, 1999 and 1998, respectively.

(10)         Financial Instruments

             The Company utilizes derivative instruments on a limited basis to manage risks related to interest rates. The Company designates these agreements as hedges of debt instruments and recognizes interest differentials as adjustments to interest expense in the period the differential occurs. At December 31, 2000, 1999 and 1998, the Company had interest rate swap agreements with notional amounts totaling $44 million, $46.2 million and $48.4 million, respectively, to convert an equal amount of variable rate long-term debt to fixed rates. The swaps mature in March of 2001 and October of 2002. The swaps require the Company to pay a weighted-average interest rate of 5.82% in 2000 and 5.81% in 1999 and 1998 and to receive a variable rate, which averaged 6.4%, 5.2% and 5.5% in 2000, 1999 and 1998, respectively. As a result of these swap agreements, interest expense was decreased by $265,000 in 2000, and increased by $299,000 in 1999 and $107,000 in 1998. The effect to the Company to terminate these swap agreements at December 31, 2000 is estimated to be a gain of approximately $62,000.

            With the exception of derivative instruments, the Company's financial instruments of cash and cash equivalents, accounts receivable, accounts payable and long-term debt have carrying values, which approximate their fair market value.

(11)             Commitments and Contingencies

             The Company leases certain office, service and assembly facilities under operating leases. The leases expire at various dates over the next several years. Total rent expense was $1,865,000 in 2000, $683,000 in 1999 and $749,000 in 1998. Future minimum lease payments under non-cancelable leases for the five years ending December 31, 2001 through 2005 and thereafter are as follows: $961,000, $523,000, $850,000, $635,000, $536,000 and $670,000, respectively.

             From time to time, the Company is involved in litigation arising out of operations in the normal course of business. In management's opinion, the Company is not involved in any litigation, the outcome of which would have a material effect on the financial position, results of operations or liquidity of the Company.

(12)         Related Party Transactions

             The Company provides field management and other services to an independent oil and gas exploration and production company, of which a member of the Company's Board of Directors is Chief Executive Officer. The Company billed this customer approximately $4.0 million in 2000, $1.5 million in 1999 and $0.8 million in 1998 for these services, on terms that the Company believes are customary in the industry. The Company expects to continue providing services to this customer.

(13)         Segment Information

             The Company's reportable segments, subsequent to the Merger, are as follows: well services, wireline, marine, rental tools, environmental, field management and other. Each segment offers products and services within the oilfield services industry. The well services segment provides plug and abandonment, coiled tubing, electric wireline, well pumping and stimulation, data acquisition, hydraulic workover drilling and well control services. The wireline segment provides mechanical wireline services that perform a variety of ongoing maintenance and repairs to producing wells, as well as performs modifications to enhance the production capacity and life span of the well. The marine segment operates liftboats for oil and gas production facility maintenance and construction operations as well as production service activities. The rental tools segment rents and sells specialized equipment for use with onshore and offshore oil and gas well drilling, completion, production and workover activities; it also provides on-site accommodations. The environmental segment provides offshore oil and gas cleaning services, as well as dockside cleaning of items including supply boats, cutting boxes, and process equipment. The field management segment provides contract operations and maintenance services, interconnect piping services, sandblasting and painting maintenance services, and transportation and logistics services. The other segment manufactures and sells drilling instrumentation and oil spill containment equipment. All the segments operate primarily in the Gulf Coast Region.

             The accounting policies of the reportable segments are the same as those described in Note 2 of the Notes to the Consolidated Financial Statements. The Company evaluates the performance of its operating segments based on operating profits or losses. Segment revenues reflect direct sales of products and services for that segment, and each segment records direct expenses related to its employees and its operations. Identifiable assets are primarily those assets directly used in the operations of each segment.

             Summarized financial information concerning the Company's segments as of December 31, 2000, 1999 and 1998 and for the years then ended is shown in the following tables (in thousands):

2000	Well Services	Wireline	Marine	Rental Tools	Environmental	Field Management	Other	Unallocated Amount	Consolidated Total

Identifiable assets	$ 81,297	$ 31,835	$ 74,055	$ 200,694	$ 20,345	$ 17,307	$ 4,069	$ 1,074	$ 430,676
Capital expenditures	8,751	1,493	23,676	22,641	702	950	44	--	58,257
Revenues	$ 56,515	$ 33,516	$ 34,390	$ 75,814	$ 16,738	$ 36,493	$ 4,036	$ --	$ 257,502
Costs of services	34,553	22,907	18,929	25,840	10,756	32,704	1,912	--	147,601
Depreciation and amortization	4,123	2,327	3,428	10,472	818	950	137	--	22,255
General and administrative	9,835	5,559	3,554	16,337	3,533	4,066	1,403	--	44,287
Operating income (loss)	8,004	2,723	8,479	23,165	1,631	(1,227)	584	--	43,359
Interest expense	--	--	--	--	--	--	--	(12,078)	(12,078)
Interest income	--	--	--	--	--	--	--	1,898	1,898

Income (loss) before income taxes and extraordinary loss	$ 8,004	$ 2,723	$ 8,479	$ 23,165	$ 1,631	$ (1,227)	$ 584	$ (10,180)	$ 33,179

1999	Well Services	Wireline	Marine	Rental Tools	Environmental	Field Management	Other	Unallocated Amount	Consolidated Total

Identifiable assets	$ 39,878	$ 30,961	$ 48,655	$ 134,287	$ 8,525	$ 12,768	$ 4,533	$ 2,648	$ 282,255
Capital expenditures	2,297	652	1,417	4,209	579	13	12	--	9,179
Revenues	$ 29,862	$ 28,264	$ 23,822	$ 21,302	$ 3,480	$ 4,340	$ 2,006	$ --	$ 113,076
Costs of services	19,394	19,692	14,649	6,518	2,241	3,848	1,022	--	67,364
Depreciation and amortization	2,474	2,465	3,605	3,688	180	150	63	--	12,625
General and administrative	5,690	5,490	4,366	5,194	1,171	584	576	--	23,071
Operating income (loss)	2,304	617	1,202	5,902	(112)	(242)	345	--	10,016
Interest expense	--	--	--	--	--	--	--	(12,969)	(12,969)
Interest income	--	--	--	--	--	--	--	308	308

Income (loss) before income taxes and extraordinary loss	$ 2,304	$ 617	$ 1,202	$ 5,902	$ (112)	$ (242)	$ 345	$ (12,661)	$ (2,645)

1998	Well Services	Wireline	Marine	Unallocated Amount	Consolidated Total

Identifiable assets	$ 21,175	$ 28,920	$ 53,844	$ 4,022	$ 107,961
Capital expenditures	5,925	1,104	12,010	--	19,039
Revenues	$ 18,794	$ 26,315	$ 37,114	$ --	$ 82,223
Cost of services	12,777	16,470	14,691	--	43,938
Depreciation and amortization	1,794	1,296	3,432	--	6,522
General and administrative	4,592	5,803	5,810	--	16,205
Operating income (loss)	(369)	2,746	13,181	--	15,558
Interest expense	--	--	--	(13,206)	(13,206)

Income (loss) before income taxes and extraordinary loss	$ (369)	$ 2,746	$ 13,181	$ (13,206)	$ 2,352

(14)         Interim Financial Information (Unaudited)

             The following is a summary of consolidated interim financial information for the years ended December 31, 2000 and 1999 (amounts in thousands, except per share data):

	Three Months Ended

	March 31	June 30	September 30	December 31

2000 Revenues	$ 47,274	$ 57,592	$ 71,251	$ 81,385
Gross profit	19,512	23,661	31,048	35,680
Income before extraordinary loss	1,588	3,843	5,985	8,465
Net income	1,588	3,843	5,985	6,908
Earnings before extraordinary loss per share:
Basic	$ 0.03	$ 0.06	$ 0.09	$ 0.12
Diluted	0.03	0.06	0.09	0.12
Earnings per share:
Basic	$ 0.03	$ 0.06	$ 0.09	$ 0.10
Diluted	0.03	0.06	0.09	0.10

	Three Months Ended

	March 31	June 30	September 30	December 31

1999 Revenues	$ 18,978	$ 16,267	$ 33,729	$ 44,102
Gross profit	8,472	2,838	15,037	19,365
Income (loss) before extraordinary loss	(453)	(4,361)	978	1,802
Net income (loss)	(453)	(4,361)	(3,536)	1,802
Earnings (loss) before extraordinary loss per share:
Basic	$ (0.18)	$ (0.75)	$ 0.02	$ 0.03
Diluted	(0.18)	(0.75)	0.02	0.03
Earnings (loss) per share:
Basic	$ (0.18)	$ (0.75)	$ (0.07)	$ 0.03
Diluted	(0.18)	(0.75)	(0.07)	0.03

(15)         Accounting for Derivative Instruments and Hedging Activities

             In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. FAS No. 133, as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000 and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. FAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are to be recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction.

             The Company will adopt FAS 133 effective January 1, 2001. The Company expects its interest rate swaps to qualify for cash flow hedge accounting treatment under FAS 133, whereby changes in fair value will be recognized in other comprehensive income (a component of stockholders' equity) until settled, when the resulting gains and losses will be recorded in earnings. Any hedge ineffectiveness will be charged currently to earnings; however, the Company believes that this will be immaterial. The effect on the Company's earnings and other comprehensive income as the result of the adoption of FAS 133 will vary from period to period and will be dependent upon prevailing interest rates. The Company estimates that the transition adjustment resulting from the new accounting treatment will be a receivable of approximately $62,000 and a corresponding credit of approximately $36,000, net of income tax, in other comprehensive income.

(16)         Financial Information Related to Guarantor Subsidiaries

             On May 2, 2001, SESI, L.L.C., a wholly-owned finance subsidiary of the Company ("SESI"), issued $200 million of 8-7/8% Senior Notes (the "Senior Notes"). The Company, along with substantially all of its direct and indirect subsidiaries, fully and unconditionally guaranteed the Senior Notes and such guarantees are joint and several. All of the guarantor subsidiaries are wholly-owned, direct or indirect, subsidiaries of SESI. Neither the Company or SESI has any independent assets or operations, other than their interests in the stock or membership interests in their subsidiaries. The following consolidated financial information related to the guarantor subsidiaries and non-guarantor subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 is presented to comply with the reporting requirements of Rule 3-10 of Regulation S-X:

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2000
(Dollars in Thousands, except share data)

	Guarantors	Non-Guarantors	Inter- company Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$3,743	511	-	4,254
Accounts receivable -- net of allowance for doubtful accounts	72,063	2,441	(494)	74,010
Deferred income taxes	3,506	-	-	3,506
Prepaid insurance and other	4,782	2,933	(715)	7,000

Total current assets	84,094	5,885	(1,209)	88,770

Property, plant and equipment, net	198,575	3,923	-	202,498
Goodwill -- net of accumulated amortization	114,650	-	-	114,650
Notes receivable	19,213	-	-	19,213
Other assets -- net of accumulated amortization	11,778	-	(6,228)	5,545

	$428,305	9,808	(7,437)	430,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,243	751	(324)	22,670
Accrued expenses	14,272	995	(607)	14,660
Current maturities of long-term debt	16,402	-	-	16,402
Notes payable	-	-	-	-

Total current liabilities	52,917	1,746	(931)	53,732

Deferred income taxes	24,304	-	-	24,304
Long-term debt	146,393	278	(278)	146,393
Stockholders' equity:
Preferred stock of $.01 par value. Authorized 5,000,000 shares; none issued	-	-	-	-
Common stock of $.01 par value. Authorized 125,000,000 shares; issued and outstanding 67,803,304	68	95	(95)	68
Additional paid-in capital	315,304	897	(897)	315,304
Accumulated other comprehensive income	-	58	-	58
Retained earnings (deficit)	(110,681)	6,734	(5,236)	(109,183)

Total stockholders' equity	204,691	7,784	(6,228)	206,247

Total liabilities and stockholders' equity	$428,305	9,808	(7,437)	430,676

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 1999
(Dollars in Thousands, except share data)

	Guarantors	Non-Guarantors	Inter- company Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$7,949	69	-	8,018
Accounts receivable -- net of allowance for doubtful accounts	41,408	470	-	41,878
Deferred income taxes	1,437	-	-	1,437
Prepaid insurance and other	5,222	12	(445)	4,789

Total current assets	56,016	551	(445)	56,122

Property, plant and equipment, net	134,043	680	-	134,723
Goodwill -- net of accumulated amortization	78,641	-	-	78,641
Notes receivable	8,898	-	-	8,898
Other assets -- net of accumulated amortization	3,871	-	-	3,871

	$281,469	1,231	(445)	282,255

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,040	440	(284)	9,196
Accrued expenses	15,473	156	(156)	15,473
Current maturities of long-term debt	2,579	-	-	2,579
Notes payable	3,669	-	-	3,669

Total current liabilites	30,761	596	(440)	30,917

Deferred income taxes	12,236	-	-	12,392
Long-term debt	117,459	-	-	117,459
Stockholders' equity:
Preferred stock of $.01 par value.
Authorized 5,000,000 shares; none issued	-	-	-	-
Common stock of $.01 par value.
Authorized 125,000,000 shares; issued and
outstanding 67,803,304	60	5	(5)	60
Additional paid-in capital	248,934	-	-	248,934
Accumulated other comprehensive income	-	-	-	-
Retained earnings (deficit)	(128,137)	630	-	(127,507)

Total stockholders' equity	120,857	635	(5)	121,487

Total liabilities and stockholders' equity	$281,469	1,231	(445)	282,255

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 2000
(Dollars in Thousands)

	Guarantors	Non-Guarantors	Inter- company Eliminations	Consolidated

Revenues	$253,869	3,633	-	257,502

Costs and expenses:
Cost of services	145,696	1,905	-	147,601
Depreciation and amortization	22,045	210	-	22,255
General and administrative	43,920	367	-	44,287

Total costs and expenses	211,661	2,482	-	214,143

Income from operations	42,208	1,151	-	43,359

Other income (expense):
Interest expense, net of amounts capitalized	(12,078)	-	-	(12,078)
Interest income	1,866	32	-	1,898

Income (loss) before income taxes and extraordinary losses	31,996	1,183	-	33,179

Income taxes	(12,987)	(311)	-	(13,298)

Income (loss) before extraordinary losses	19,009	872	-	19,881

Extraordinary losses, net of income tax benefit of $996	(1,557)	-	-	(1,557)

Net income (loss)	$17,452	872	-	18,324

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 1999
(Dollars in Thousands)

	Guarantors	Non-Guarantors	Inter- company Eliminations	Consolidated

Revenues	$112,774	302	-	113,076

Costs and expenses:
Cost of services	67,220	144	-	67,364
Depreciation and amortization	12,659	(34)	-	12,625
General and administrative	22,966	105	-	23,071

Total costs and expenses	102,845	215	-	103,060

Income from operations	9,929	87	-	10,016

Other income (expense):
Interest expense, net of amounts capitalized	(12,969)	-	-	(12,969)
Interest income	308	-	-	308

Income (loss) before income taxes and extraordinary losses	(2,732)	87	-	(2,645)

Income taxes	608	3	-	611

Income (loss) before extraordinary losses	(2,124)	90	-	(2,034)

Extraordinary losses, net of income tax benefit of $2,124	(4,514)	-	-	(4,514)

Net income (loss)	$(6,638)	90	-	(6,548)

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 1998
(Dollars in Thousands)

	Guarantors	Non-Guarantors	Inter- company Eliminations	Consolidated

Revenues	$82,223	-	-	82,223

Costs and expenses:
Cost of services	43,938	-	-	43,938
Depreciation and amortization	6,522	-	-	6,522
General and administrative	16,205	-	-	16,205

Total costs and expenses	66,665	-	-	66,665

Income from operations	15,558	-	-	15,558

Other income (expense):
Interest expense, net of amounts capitalized	(13,206)	-	-	(13,206)
Interest income	-	-	-	-

Income (loss) before income taxes and extraordinary losses	2,352	-	-	(2,352)

Income taxes	(1,149)	-	-	(1,149)

Income (loss) before extraordinary losses	1,203	-	-	1,203

Extraordinary losses, net of income tax benefit of $214	(10,885)	-	-	(10,885)

Net income (loss)	$(9,682)	-	-	(9,682)

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Year Ended December 31, 2000
(Dollars in Thousands)

	Guarantors	Non-Guarantors	Inter- company Eliminations	Consolidated

Cash flows from operating activities:
Net income	$17,452	872	-	18,324
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Extraordinary losses	1,557	-	-	1,557
Deferred income taxes	8,348	-	-	8,348
Depreciation and amortization	22,045	210	-	22,255
Amortization of debt acquisition costs	377	-	-	377
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(21,834)	(1,104)	-	(22,938)
Other -- net	1,750	(2,922)	-	(1,172)
Accounts payable	7,487	(24)	-	7,463
Accrued expenses	(4,061)	(90)	-	(4,151)
Income taxes	391	113	-	504

Net cash provided by (used in) operating activities	38,512	(2,945)	-	30,567

Cash flows from investing activities:
Payments for purchases of property and equipment	(56,431)	(826)	-	(57,257)
Businesses acquired, net of cash acquired	(44,890)	4,063	-	(40,827)
Increase in notes receivable	(10,315)	-	-	(10,315)
Other	(2,315)	-	-	(2,315)

Net cash (used in) provided by investing activities	(113,951)	3,237	-	(110,714)

Cash flows from financing activities:
Net payments on notes payable	(3,713)	-	-	(3,713)
Proceeds from long-term debt	147,950	150	-	148,100
Principal payments on long-term debt	(133,331)	-	-	(133,331)
Debt acquisition costs	(1,124)	-	-	(1,124)
Proceeds from issuance of stock	63,247	-	-	63,247
Proceeds from exercise of stock options	3,204	-	-	3,204

Net cash provided by financing activities	76,233	150	-	76,383

Net increase (decrease) in cash and cash equivalents	(4,206)	442	-	(3,764)
Cash and cash equivalents at beginning of year	7,949	69	-	8,018

Cash and cash equivalents at end of year	$3,743	511	-	4,254

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31, 1999

(Dollars in Thousands)

	Guarantors	Non- Guarantors	Inter- company Eliminations	Consolidated

Cash flows from operating activities:
Net income (loss)	$(6,638)	90	-	(6,548)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Extraordinary losses	4,514	-	-	4,514
Deferred income taxes	(1,868)	-	-	(1,868)
Depreciation and amortization	12,659	(34)	-	12,625
Amortization of debt acquisition costs	593	-	-	593
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,274	38	-	3,312
Other - net	1,602	26	-	1,628
Accounts payable	(4,871)	251	-	(4,620)
Accrued expenses	4,009	-	-	4,009
Income taxes	828	(8)	-	820

Net cash provided by operating activities	14,102	363	-	14,465

Cash flows from investing activities:
Payments for purchases of property and equipment	(8,840)	(339)	-	(9,179)
Businesses acquired, net of cash acquired	(4,114)	-	-	(4,114)

Net cash used in investing activities	(12,954)	(339)	-	(13,293)

Cash flows from financing activities:
Net payments on notes payable	(4,440)	-	-	(4,440)
Proceeds from long-term debt	125,000	-	-	125,000
Payment of premium on subordinated debt	(835)			(835)
Principal payments on long-term debt	(165,786)	-	-	(165,786)
Debt acquisition costs	(2,827)	-	-	(2,827)
Proceeds from issuance of stock	55,000	-	-	55,000
Proceeds from exercise of stock options	313	-	-	313

Net cash provided by financing activities	6,425	-	-	6,425

Net increase (decrease) in cash and cash equivalents	7,573	24	-	7,597
Cash and cash equivalents at beginning of year	376	45	-	421

Cash and cash equivalents at end of year	$7,949	69	-	8,018

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31, 1998

(Dollars in Thousands)
	Guarantors	Non- Guarantors	Inter- company Eliminations	Consolidated

Cash flows from operating activities:
Net loss	$(9,682)	-	-	(9,682)
Adjustments to reconcile net loss to net cash provided by operating activities:
Extraordinary losses	10,885	-	-	10,885
Gain on disposal of assets	(732)	-	-	(732)
Stock compensation awards	800	-	-	800
Deferred income taxes	(44)	-	-	(44)
Depreciation and amortization	6,522	-	-	6,522
Amortization of debt acquisition costs	565	-	-	565
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,913)	-	-	(3,913)
Other - net	(1,090)	-	-	(1,090)
Accounts payable	3,871	-	-	3,871
Accrued expenses	(2,178)	-	-	(2,178)
Income taxes	(1,410)	-	-	(1,410)

Net cash provided by operating activities	3,594	-	-	3,594

Cash flows from investing activities:
Payments for purchases of property and equipment	(19,039)	-	-	(19,039)
Proceeds from sales of assets	2,700	-	-	2,700
Businesses acquired, net of cash acquired	(22,373)	-	-	(22,373)

Net cash used in investing activities	(38,712)	-	-	(38,712)

Cash flows from financing activities:
Net borrowings on notes payable	2,117	-	-	2,117
Net decrease in bank overdraft	(1,370)	-	-	(1,370)
Proceeds from long-term debt	133,500	-	-	133,500
Principal payments on long-term debt	(40,615)	-	-	(40,615)
Debt acquisition costs	(4,371)	-	-	(4,371)
Redemption of stock warrants	(13,320)	-	-	(13,320)
Proceeds from issuance of stock	74,353	-	-	74,353
Payments to redeem stock	(114,755)	-	-	(114,755)

Net cash provided by financing activities	35,539	-	-	35,539

Net increase (decrease) in cash and cash equivalents	421	-	-	421
Cash and cash equivalents at beginning of year	-	-	-	-

Cash and cash equivalents at end of year	$421	-	-	421

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2001 And December 31, 2000

(In Thousands, Except Share Data)

	03/31/2001 (Unaudited)	12/31/2000 (Audited)

ASSETS
Current assets:
Cash and cash equivalents	$ 1,880	$ 4,254
Accounts receivable - net	84,567	74,010
Deferred income taxes	3,506	3,506
Prepaid insurance and other	8,473	7,000

Total current assets	98,426	88,770

Property, plant and equipment - net	216,814	202,498
Goodwill - net	114,552	114,650
Notes receivable	20,597	19,213
Other assets - net	4,076	5,545

Total assets	$ 454,465	$ 430,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 21,585	$ 22,670
Accrued expenses	13,229	14,660
Income tax payable	9,986	-
Current maturities of long-term debt	20,098	16,402

Total current liabilities	64,898	53,732

Deferred income taxes	24,304	24,304
Long-term debt	144,118	146,393
Stockholders' equity:
Preferred stock of $.01 par value. Authorized, 5,000,000 shares; none issued	-	-
Common stock of $.001 par value. Authorized, 125,000,000 shares; issued and outstanding 68,104,004 at March 31, 2001, 67,803,304 at December 31, 2000	68	68
Additional paid-in capital	316,842	315,304
Accumulated other comprehensive income (loss)	(51)	58
Accumulated deficit	(95,714)	(109,183)

Total stockholders' equity	221,145	206,247

Total liabilities and stockholders' equity	$ 454,465	$ 430,676

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2001 and 2000

(in thousands, except per share data)

(unaudited)

	Three Months
	2001	2000

Revenues	$ 91,256	$ 47,274

Costs and expenses:
Cost of services	48,318	27,762
Depreciation and amortization	6,769	4,737
General and administrative	14,618	9,311

Total costs and expenses	69,705	41,810

Income from operations	21,551	5,464

Other income (expense):
Interest expense	(3,570)	(2,920)
Interest income	460	193

Income before income taxes and cumulative effect of change in accounting principle	18,441	2,737
Income taxes	7,561	1,149

Income before cumulative effect of change in accounting principle	10,880	1,588
Cumulative effect of change in accounting principle, net of income tax expense of $1,655	2,589	-

Net income	$ 13,469	$ 1,588

Basic earnings per share:
Earnings before cumulative effect of change in accounting principle	$ 0.16	$ 0.03
Cumulative effect of change in accounting principle	0.04	-

Earnings per share	$ 0.20	$ 0.03

Diluted earnings per share:
Earnings before cumulative effect of change in accounting principle	$ 0.16	$ 0.03

Cumulative effect of change in accounting principle	0.04	-

Earnings per share	$ 0.20	$ 0.03

Weighted average common shares used in computing earnings per share:
Basic	67,943	59,856
Incremental common shares from stock options	1,074	445

Diluted	69,017	60,301

Pro forma amounts assuming the new depreciation method is applied retroactively:
Net income	$ 10,880	$ 1,695

Basic earnings per share	$ 0.16	$ 0.03

Diluted earnings per share	$ 0.16	$ 0.03

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2001 and 2000

(in thousands)

(unaudited)

	2001	2000

Cash flows from operating activities:
Net income	$ 13,469	$ 1,588
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	(2,589)	-
Depreciation and amortization	6,769	4,737
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(10,557)	1,668
Other - net	783	999
Accounts payable	(1,085)	546
Accrued expenses	(2,024)	(3,715)
Income taxes	8,330	1,196

Net cash provided by operating activities	13,096	7,019

Cash flows from investing activities:
Payments for purchases of property and equipment	(19,023)	(8,587)
Acquisitions of business, net of cash acquired	(337)	-
Increase in notes receivable	(1,384)	-
Other	2,315	-

Net cash used in investing activities	(18,429)	(8,587)

Cash flows from financing activities:
Net payments on notes payable	-	(3,713)
Proceeds from long-term debt	3,921	643
Principal payments on long-term debt	(2,500)	(519)
Proceeds from exercise of stock options	1,538	414

Net cash provided by (used in) financing activities	2,959	(3,175)

Net decrease in cash	(2,374)	(4,743)
Cash and cash equivalents at beginning of period	4,254	8,018

Cash and cash equivalents at end of period	$ 1,880	$ 3,275

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Three Months Ended March 31, 2001 and 2000

(1)         Basis of Presentation

Certain information and footnote disclosures normally in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission; however, management believes the disclosures which are made are adequate to make the information presented not misleading. These financial statements and footnotes should be read in conjunction with the financial statements and notes thereto included in Superior Energy Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and Management's Discussion and Analysis of Financial Condition and Results of Operations.

The financial information for the three months ended March 31, 2001 and 2000 has not been audited. However, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations for the periods presented have been included therein. The results of operations for the first three months of the year are not necessarily indicative of the results of operations that might be expected for the entire year. Certain previously reported amounts have been reclassified to conform to the 2001 presentation.

(2)         Change in Accounting Principle

On January 1, 2001, the Company changed depreciation methods from the straight-line method to the units-of-production method on our liftboat fleet to more accurately reflect the wear and tear of normal use. Management believes that the units-of-production method is best suited to reflect the actual depreciation of the liftboat fleet. Depreciation expense calculated under the units-of-production method may be different than depreciation expense calculated under the straight-line method in any period. The annual depreciation based on utilization of each liftboat will not be less than 25% of annual straight-line depreciation, and the cumulative depreciation based on utilization of each liftboat will not be less than 50% of cumulative straight-line depreciation. For the quarter ended March 31, 2001, we recorded the cumulative effect of the change in accounting principle of $2.6 million, net of taxes of $1.7 million, or $0.04 per share. The pro forma amounts reflect the effect of retroactive application on depreciation that would have been made in the first quarter of 2000 had the new method been in effect net of related income taxes.

(3)         Earnings per Share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed in the same manner as basic earnings per share except that the denominator is increased to include the number of additional common shares that could have been outstanding assuming the exercise of stock options would have a dilutive effect on earnings per share.

(4)         Financial Instruments

The Company adopted FAS 133 effective January 1, 2001. The Company uses interest rate swap agreements to manage its interest rate exposure. Under interest rate swap agreements, the Company agrees with other parties to exchange, at specific intervals, the difference between fixed-rate and variable-rate interest amounts calculated by reference to an agreed-upon notional principal amount. As of March 31, 2001, the Company was party to an interest rate swap with an approximate notional amount of $3.7 million designed to convert a similar amount of variable-rate debt to fixed rates. The swap matures October 2002, and the weighted average interest rate was 5.675%.

The Company's interest rate swaps qualify for cash flow hedge accounting treatment under FAS 133, whereby changes in fair value have been recognized in other comprehensive income (loss) (a component of stockholders' equity) until settled, when the resulting gains and losses will be recorded in earnings. The effect on the Company's earnings and other comprehensive income as the result of the adoption of FAS 133 will vary from period to period and will be dependent upon prevailing interest rates. FAS 133 did not have a material impact on the consolidated financial statements since the adoption of FAS 133 resulted in a receivable of approximately $2,000 and a corresponding credit to other comprehensive income of approximately $1,000, net of income tax.

(5)         Business Combinations.

In the year ended December 31, 2000, the Company acquired businesses for a total of $42.5 million in cash consideration. Additional consideration, if any, will be based upon the respective company's average EBITDA (earnings before interest, income taxes, depreciation and amortization expense) less certain adjustments. The total additional consideration, if any, will not exceed $22.1 million. These acquisitions have been accounted for as purchases and the acquired companies' assets and liabilities have been valued at their estimated fair market value. The purchase price allocated to net assets was approximately $26.1 million, and the excess purchase price over the fair value of the net assets of approximately $16.4 million was allocated to goodwill. The results of operations have been included from the respective company's acquisition date.

The following unaudited pro forma information for the three months ended March 31, 2000 presents a summary of the consolidated results of operations as if the business acquisitions described above had occurred on January 1, 2000, with pro forma adjustments to give effect to amortization of goodwill, depreciation and certain other adjustments, together with related income tax effects (in thousands, except per share amounts):
Three Months Ended
March 31,
2000

Revenues	$ 63,178

Net income	$ 3,492

Basic earnings per share	$ 0.06

Diluted earnings per share	$ 0.06

The above pro forma information is not necessarily indicative of the results of operations that would have been achieved had the acquisitions been effected on January 1, 2000.

Most of the Company's acquisitions have involved additional contingent consideration based upon a multiple of the acquired companies' respective average EBITDA over a three-year period from the respective dates of acquisition. In the first quarter of 2001, the Company capitalized additional consideration of $933,000 related to two of its acquisitions. Additional consideration for the Company's acquisitions will not exceed $38.4 million, but will be materially less than this amount if current performance levels continue for certain of these companies. Once determined, additional consideration will be capitalized as additional purchase price.

(6)        Segment Information

Beginning January 1, 2001, the Company modified its segment disclosure by combining the wireline services segment with the well services segment and the other services segment with the environmental services segment in order to better reflect how the chief operating decision maker of the Company evaluates the Company's results of operations. The Company's reportable segments are as follows: well services, marine, rental tools, field management and environmental and other. Each segment offers products and services within the oilfield services industry. The well services segment provides plug and abandonment services, coiled tubing services, well pumping and stimulation services, data acquisition services, gas lift services, electric wireline services, hydraulic drilling and workover services and mechanical wireline services that perform a variety of ongoing maintenance and repairs to producing wells, as well as modifications to enhance the production capacity and life span of the well. The marine segment operates liftboats for oil and gas production facility maintenance and construction operations as well as production service activities. The rental tools segment rents and sells specialized equipment for use with onshore and offshore oil and gas well drilling, completion, production and workover activities. The field management segment provides contract operations and maintenance services, interconnect piping services, sandblasting and painting maintenance services, and transportation and logistics services. The environmental and other segment provides offshore oil and gas cleaning services, dockside cleaning of items, including supply boats, cutting boxes, and process equipment, and manufactures and sells drilling instrumentation and oil spill containment equipment. All the segments operate primarily in the Gulf Coast Region.

Summarized financial information concerning the Company's segments for the three months ended March 31, 2001 and 2000 is shown in the following tables (in thousands). Prior period information has been restated to reflect the Company's current segments:

Three Months Ended March 31, 2001
	Well		Rental	Field	Environ.	Unallocated	Consolidated
	Services	Marine	Tools	Mgmt.	Other	Amount	Total

Revenues	$32,066	$13,007	$27,339	$ 13,124	$ 5,720	$ -	$ 91,256
Cost of services	18,054	6,150	9,762	11,204	3,148	-	48,318
Depreciation and amortization	2,039	850	3,373	257	250	-	6,769
General and administrative	5,299	1,139	5,745	1,344	1,091	-	14,618
Operating income	6,674	4,868	8,459	319	1,231	-	21,551
Interest expense	-	-	-	-	-	(3,570)	(3,570)
Interest income	-	-	-	-	-	460	460

Income (loss) before income taxes and cumulative effect of change in accounting principle	$ 6,674	$ 4,868	$ 8,459	$ 319	$ 1,231	$ (3,110)	$ 18,441

Three Months Ended March 31, 2000

	Well		Rental	Field	Environ.	Unallocated	Consolidated
	Services	Marine	Tools	Mgmt.	Other	Amount	Total

Revenues	$ 17,295	$ 5,255	$ 13,433	$ 6,083	$ 5,208	$ -	$ 47,274
Cost of services	11,457	3,541	4,076	5,661	3,027	-	27,762
Depreciation and amortization	1,351	811	2,099	225	251	-	4,737
General and administrative	3,276	863	2,997	913	1,262	-	9,311
Operating income (loss)	1,211	40	4,261	(716)	668	-	5,464
Interest expense	-	-	-	-	-	(2,920)	(2,920)
Interest income	-	-	-	-	-	193	193

Income (loss) before income taxes and cumulative effect of change in accounting principle	$ 1,211	$ 40	$ 4,261	$ (716)	$ 668	$ (2,727)	$ 2,737

(7)         Commitments and Contingencies

From time to time, the Company is involved in litigation arising out of operations in the normal course of business. In management's opinion, the Company is not involved in any litigation, the outcome of which would have a material effect on the financial position, results of operations or liquidity of the Company.

(8)         Subsequent Events

On May 2, 2001, the Company issued $200 million of 8 7/8% senior notes due 2011 pursuant to an indenture to provide funds for the Company's proposed acquisition of substantially all the assets of Power Offshore Services, L.L.C. and Reeled Tubing, L.L.C., reduce the Company's bank term loan to $50 million, repay all borrowings under the Company's revolving credit facility, and provide additional working capital. The indenture requires semi-annual interest payments which commence November 15, 2001 and continue thru the maturity date of May 15, 2011. The Company also amended the existing bank credit facility to provide for a $120 million term loan and revolving credit facility consisting of a $50 million term loan and $70 million revolving credit facility. The term loan requires quarterly principal installments commencing June 30, 2001 in the amount of $2.5 million a quarter thru March 31, 2005 and a balance of $10 million due on the facility maturity date of May 2, 2005.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.         Indemnification of Directors and Officers.

            Superior Energy's Certificate of Incorporation (the "Certificate") contains provisions eliminating the personal liability of the directors to Superior Energy and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law. By virtue of these provisions, under current Delaware law a director of Superior Energy will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to Superior Energy or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, the Certificate provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

            The Certificate also requires Superior Energy to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of Superior Energy, to which they were made parties by reason of being or having been directors, officers, employees and agents.

            Under Section 9 of Superior Energy's bylaws, Superior Energy is required to defend and indemnify each person who is involved in any threatened or actual claim, action or proceeding by reason of the fact that such person is or was a director or officer of Superior Energy or serving in a similar position with respect to another entity at the request of Superior Energy if (i) the director or officer is successful in defending the claim on its merits or otherwise or (ii) the director or officer meets the standard of conduct described in Section 9 of Superior Energy's bylaws. However, the director or officer is not entitled to indemnification if (i) the claim is brought by the director or officer against Superior Energy or (ii) the claim is brought by the director or officer as a derivative action by Superior Energy or in its right, and the action has not been authorized by the Board of Directors. The rights conferred by Section 9 of Superior Energy's bylaws are contractual rights and include the right to be paid expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

            In addition, each of Superior Energy's directors has entered into an indemnity agreement with Superior Energy, pursuant to which Superior Energy has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance. The agreements also provide that Superior Energy will indemnify the directors against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director by reason of his position as a director that are in excess of the coverage provided by such insurance (provided that the director meets certain standards of conduct). Under the indemnity agreements, Superior Energy is not required to purchase and maintain directors' and officers' liability insurance if the Board of Directors unanimously determines in good faith that there is insufficient benefit to Superior Energy from the insurance.

Item 21.         Exhibits.

1.1*

Purchase Agreement dated April 27, 2001, by and among Superior Energy, SESI, L.L.C., each of the Subsidiary Guarantors named therein, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Raymond James & Associates, Inc. and Banc One Capital Markets, Inc.

3.1	Certificate of Incorporation of Superior Energy (incorporated herein by reference to Superior Energy's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996).
3.2	Certificate of Amendment to Superior Energy's Certificate of Incorporation (incorporated herein by reference to Superior Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
3.3	Amended and Restated By-laws of Superior Energy (incorporated herein by reference to Superior Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
4.1*

Indenture dated May 2, 2001, by and among SESI, L.L.C., Superior Energy, the Subsidiary Guarantors named therein and The Bank of New York as trustee (incorporated herein by reference to Superior Energy's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001), as amended by First Supplemental Indenture, dated as of July 9, 2001, by and among SESI, L.L.C., Wild Well Control, Inc., Blowout Tools, Inc. and The Bank of New York, as trustee.

4.2	Form of 8 7/8% Senior Note due May 15, 2001 (included in Exhibit 4.1).
4.3*

Registration Rights Agreement dated April 27, 2001, by and among SESI, L.L.C., Superior Energy, the Subsidiary Guarantors named therein and Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Raymond James & Associates, Inc. and Banc One Capital Markets, Inc.

4.4	Specimen of Common Stock certificate of Superior Energy (incorporated herein by reference to Amendment No. 1 to Superior Energy's Registration Statement on Form SB-2 (Registration No. 33-94454)).
4.5	Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to Superior Energy's Form 10-Q for the quarter ended June 30, 1999).
4.6*	Form of Letter of Transmittal.
4.7*	Form of Notice of Guaranteed Delivery.
4.8	Form of exchange note (included as part of Exhibit 4.1).
5.1*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère, & Denègre, L.L.P. regarding the validity of the exchange notes.
10.1	Credit Agreement dated as of October 17, 2000 by and among Superior Energy, Bank One, Louisiana, National Association, as agent, and the other lenders specified therein (incorporated by reference to Superior Energy's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

10.2	Superior Energy Services, Inc. 1999 Stock Incentive Plan as amended (incorporated herein by reference to Superior Energy's Annual Report on Form 10-K for the year ended December 31, 1999).
10.3	Amended and Restated Credit Agreement dated as of December 31, 2000 by and among SESI, L.L.C., Superior Energy, Bank One, Louisiana, National Association, as agent, and other lenders specified therein (incorporated herein by reference to Superior Energy's Annual Report on Form 10-K for the year ended December 31, 2000).

10.4	First Amendment to Amended and Restated Credit Agreement dated as of May 2, 2001, among SESI, L.L.C., Superior Energy, Bank One, NA, as agent, and other lenders specified therein (incorporated herein by reference to Superior Energy's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

10.5	Employment Agreement between Superior Energy and Terence E. Hall (incorporated herein by reference to Superior Energy's Annual Report on Form 10-K for the year ended December 31, 1999).
10.6	Employment Agreement between Superior Energy and Kenneth Blanchard (incorporated herein by reference to Superior Energy's Annual Report on Form 10-K for the year ended December 31, 1999).
10.7	Employment Agreement between Superior Energy and Robert Taylor (incorporated herein by reference to Superior Energy's Annual Report on Form 10-K for the year ended December 31, 1999).
10.8	Employment Agreement between Superior Energy and James Holleman (incorporated herein by reference to Superior Energy's Annual Report on Form 10-K for the year ended December 31, 1999).
21.1	Subsidiaries of Superior Energy (incorporated herein by reference to Superior Energy's Annual Report on Form 10-K for the year ended December 31, 2000).
23.1*	Consent of KPMG LLP.
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of Jones, Walker, Waechter, Poitevent, Carrère, & Denègre, L.L.P. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
25.1*	Statement of eligibility of trustee.
________________
*Filed herein

Item 22.         Undertakings.

            The undersigned registrants hereby undertake:

(1)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(2)    To supply by means of a post-effective amendment all information concerning a transaction, and Superior Energy being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(3)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

SUPERIOR ENERGY SERVICES, INC.
By: /s/ Terence E. Hall Terence E. Hall President and Chief Executive Officer

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall Terence E. Hall	Chairman of the Board, President Chief Executive Officer (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Justin L. Sullivan Justin L. Sullivan	Director	July 12, 2001

/s/ William E. Macaulay William E. Macaulay	Director	July 12, 2001

/s/ Ben A. Guill Ben A. Guill	Director	July 12, 2001

/s/ Robert E. Rose Robert E. Rose	Director	July 12, 2001

/s/ Richard A. Bachmann Richard A. Bachmann	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

SESI, L.L.C.
By: SUPERIOR ENERGY SERVICES, INC. its sole member
By: /s/ Terence E. Hall Terence E. Hall President and Chief Executive Officer

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall Terence E. Hall	Chairman of the Board, President Chief Executive Officer (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Justin L. Sullivan Justin L. Sullivan	Director	July 12, 2001

/s/ William E. Macaulay William E. Macaulay	Director	July 12, 2001

/s/ Ben A. Guill Ben A. Guill	Director	July 12, 2001

/s/ Robert E. Rose Robert E. Rose	Director	July 12, 2001

/s/ Richard A. Bachmann Richard A. Bachmann	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

SUPERIOR ENERGY SERVICES, L.L.C. H. B. RENTALS, L.C. ACE RENTAL TOOLS, L.L.C. TONG RENTALS AND SUPPLY CO., L.L.C. 1105 PETERS ROAD, L.L.C. NAUTILUS PIPE & TOOL RENTAL, L.L.C. CONNECTION TECHNOLOGY, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall Terence E. Hall	Director and President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

FASTORQ, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip D. Jaudon Phillip D. Jaudon	President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

ENVIRONMENTAL TREATMENT INVESTMENTS, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julie N. Isacks Julie N. Isacks	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

DRILLING LOGISTICS, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ashley M. Lane Ashley M. Lane	President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

F. & F. WIRELINE SERVICE, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mike E. Fournet Mike E. Fournet	President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

PRODUCTION MANAGEMENT INDUSTRIES, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred Roth, III Fred Roth, III	President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

OIL STOP, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard E. Lazes Richard E. Lazes	President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

STABIL DRILL SPECIALTIES, L.L.C. NON-MAGNETIC RENTAL TOOLS, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sammy Joe Russo Sammy Joe Russo	President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

SUB-SURFACE TOOLS, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kay S. Vinson Kay S. Vinson	President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

HYDRO-DYNAMICS OILFIELD CONTRACTORS, INC.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

INTERNATIONAL SNUBBING SERVICES, L.L.C.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack Hardy Jack Hardy	President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

SEGEN LLC SELIM LLC
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall Terence E. Hall	Manager (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Manager (Principal Financial and Accounting Officer)	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

SE FINANCE LP By: SEGEN LLC its general partner
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall Terence E. Hall	Manager (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Manager (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 12, 2001.

WILD WELL CONTROL, INC. BLOWOUT TOOLS, INC.
By: /s/ Terence E. Hall Terence E. Hall Authorized Representative

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Campbell Patrick Campbell	President (Principal Executive Officer)	July 12, 2001

/s/ Robert S. Taylor Robert S. Taylor	Treasurer (Principal Financial and Accounting Officer)	July 12, 2001

/s/ Terence E. Hall Terence E. Hall	Director	July 12, 2001